
                                                                    EXHIBIT 2.1

RICHARD L. WYNNE (SBN 120349)
CHRISTOPHER W. COMBS (SBN 148389)
MICHELLE C. CAMPBELL (*Texas SBN 24001828)
WYNNE SPIEGEL ITKIN, A Law Corporation
1901 Avenue of the Stars, 16th Floor
Los Angeles, California 90067
Telephone:   (310) 551-1015
Facsimile:   (310) 551-3059

Proposed Attorneys for Debtor and
Debtor in Possession

* Admitted in Texas Only

                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                          SAN FERNANDO VALLEY DIVISION

  In re                                    Case No. SV 99-23968-AG
  CASMYN CORP., a Colorado
  corporation,                             Chapter 11

                   Debtor.                 DEBTOR'S SECOND AMENDED CHAPTER 11
                                           PLAN OF REORGANIZATION

                                           DISCLOSURE STATEMENT HEARING
                                           Date:    February 3, 2000
                                           Time:    3:00 p.m.
                                           Place:   Courtroom 302
                                           21041 Burbank Blvd
                                           Woodland Hills, CA 91367

                                           PLAN CONFIRMATION HEARING
                                           SEE DISCLOSURE STATEMENT FOR VOTING
                                           AND OBJECTING PROCEDURES
                                           Date:    March 31, 2000
                                           Time:    9:00 a.m.
                                           Place:   Courtroom 302
                                                    21041 Burbank Blvd
                                                    Woodland Hills, CA 91367

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                                                                                                                Page
ARTICLE I - INTRODUCTION..........................................................................................1

ARTICLE 2 - DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION.................................................2

         A.       Definitions.....................................................................................2

         B.       Interpretation, Rules Of Construction, Computation Of Time, And Choice of Law..................19

ARTICLE 3 - DESIGNATION OF UNCLASSIFIED AND CLASSIFIED EXPENSES, CLAIMS AND INTERESTS; TREATMENT OF ALLOWED

CLAIMS AND ALLOWED INTERESTS, DISALLOWANCE OF INTEREST ON CLAIMS.................................................21

         A.       General Provisions.............................................................................21

         B.       Priority Claims................................................................................22

         C.       Unsecured Claims...............................................................................22

         D.       Equity Interests...............................................................................24

ARTICLE 4 - TREATMENT OF UNCLASSIFIED ALLOWED ADMINISTRATIVE EXPENSES AND PRIORITY TAX ALLOWED CLAIMS,

SUBORDINATION OF CLAIMS OF ANY CLASS.............................................................................30

         A.       Administrative Expenses........................................................................30

         B.       Priority Tax Claims............................................................................31

         C.       Other Provisions...............................................................................32

ARTICLE 5 - MEANS FOR PERFORMING THE PLAN........................................................................33

ARTICLE 6 - DISTRIBUTIONS UNDER THE PLAN.........................................................................43

ARTICLE 7 - EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................................................47

ARTICLE 8 -  EFFECT OF CONFIRMATION OF THE PLAN..................................................................50

aRTICLE 9 -  RETENTION OF JURISDICTION...........................................................................55

ARTICLE 10 - CONDITIONS TO THE EFFECTIVENESS OF THE PLAN.........................................................57

ARTICLE 11 - MISCELLANEOUS PROVISIONS............................................................................59

EXHIBIT "1" -PRESERVED AND RETAINED LITIGATION CLAIMS.............................................................1

EXHIBIT "2" -NON-DEBTOR AFFILIATES................................................................................1

EXHIBIT "3" -PARTIES SUBJECT TO RELEASE AND GOOD FAITH FINDING....................................................1

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EXHIBIT "4" -SCHEDULE OF REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES........................................1

EXHIBIT "5" -SCHEDULE OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................................1









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ARTICLE I - INTRODUCTION

         THE PLAN. Casmyn Corp. (the "Debtor", the "Company", or "Casmyn") filed its Voluntary Petition for Relief under Chapter 11 of the United States Code (the "Bankruptcy Code") on December 7, 1999. The Debtor has continued to operate as debtor in possession during its Chapter 11 case. This document is the Chapter 11 Plan of Reorganization (the "Plan") proposed in the Debtor's Chapter 11 case. The Plan is a reorganization plan. The Debtor's proposed Plan provides for the Debtor to reorganize by paying all unsecured priority and trade creditors in full on the effective date of the plan, reorganizing its 523,784 shares of preferred stock and its 243,578,142 shares of common stock, continuing to operate its mining business, and asserting certain potentially valuable litigation rights and claims against former management and third parties that facilitated former management's misdeeds as described in the Disclosure Statement. Pursuant to the Plan, Casmyn shall be reorganized and will retain the name "Casmyn Corp." (until such time as it elects to change its name as authorized by the Plan), though it will be referred to from time to time, for the purposes of the Plan, as Holdco, and will own, among other assets, a newly created company called Goldco Ltd., a Nevada corporation ("Goldco"). Goldco shall be capitalized and shall hold Casmyn's mining operations operated through Casmyn's current wholly owned subsidiary, Casmyn Mining Zimbabwe (Private) Ltd. Holdco shall retain and hold the Debtor's litigation rights and claims (except to the extent that any other party is authorized to assert such rights and claims on behalf of the Estate pursuant to Court order), its investment in Auromar Development Corporation and initially, the entire equity interest in Goldco. The Debtor will capitalize Goldco with sufficient cash to fund operations, with the remaining cash and investments allocated to Holdco. Holdco shall own and prosecute all Litigation Claims (except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order), several of which are expected to be initiated prior to Confirmation of the Plan. Holdco shall be referred to as the Reorganized Debtor.

         Payments to be made under the Plan will be made from the Debtor's Cash on hand, and from proceeds received from the disposition of property and Claims, including Litigation Claims, retained by and/or transferred to the Reorganized Debtor. The New Securities to be issued pursuant to the Plan will be issued pursuant to Section 1145 of the Bankruptcy Code, as approved by the Bankruptcy Court.

         IN ACCORDANCE WITH SECTION 1143 OF THE BANKRUPTCY CODE, IT SHALL BE A CONDITION TO ANY DISTRIBUTION TO THE HOLDER OF AN ALLOWED CLAIM OR INTEREST THAT ANY SECURITY ON WHICH THE ALLOWED CLAIM IS BASED, INCLUDING THE OLD PREFERRED STOCK OR OLD COMMON STOCK, SHALL BE SURRENDERED TO THE REORGANIZED DEBTOR OR ITS DESIGNATED REPRESENTATIVE FOR CANCELLATION WITHIN ONE YEAR AFTER THE CONFIRMATION DATE OR THE HOLDER OF THE ALLOWED CLAIM OR ALLOWED INTEREST SHALL BE FOREVER BARRED FROM RECEIVING ANY DISTRIBUTIONS FROM THE REORGANIZED DEBTOR

         THE DISCLOSURE STATEMENT. The Disclosure Statement Describing Debtor's Chapter 11 Plan of Reorganization (the "Disclosure Statement"), as approved by the Bankruptcy Court by an order entered on February 3, 2000, contains a discussion of the Debtor and its subsidiaries, their businesses, operations, assets, liabilities and financial performance and a summary of the Plan. All creditors and equity security holders should carefully review the Disclosure Statement before voting to accept or reject the Plan. Creditors and Equity Security Holders can also review the Debtor's Schedules of Assets and Liabilities, and Statement of Financial Affairs, on file with the Bankruptcy Court for the Central District of California.

ARTICLE 2 - DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A.       DEFINITIONS

         The following capitalized terms used in the Plan shall have the following meaning:

         2.1.1 "ALLOWED ADMINISTRATIVE EXPENSE" means any cost or expense of administration of the Case allowed under section 503(b) and 507(a)(1) of the Bankruptcy Code, including any actual and necessary expense of preserving the Estate, any actual and necessary expenses of operating any business of the Debtor in Possession, all compensation and reimbursement of expenses to the extent allowed by the Bankruptcy Court in a Final Order under section 330 or 503(b) of the Bankruptcy Code, any amounts payable pursuant to any Final Order authorizing the assumption of an executory contract or unexpired lease under section 365(b) of the Bankruptcy Code, and any fees or charges properly assessed against the Estate under 28 U.S.C. section 1930, as to which no objection has been interposed or filed with the Bankruptcy Court or, if a timely objection has been interposed or filed with the Bankruptcy Court, which has been Resolved as qualifying as an Allowed Administrative Expense.

         2.1.2 "ALLOWED CLAIM" means a Claim, to the extent it has not been withdrawn, expunged, paid or otherwise deemed satisfied, with regard to which one of the following is true:

                               a. The Claim satisfies all of the following requirements, in which event the Claim shall be an Allowed Claim in the amount and of the priority classification set forth on the
                               Schedules:

                                       (i)  No proof of claim for the Claim has
                                            been timely filed or deemed timely
                                            filed in the Case;

                                       (ii) The Claim has been scheduled by a
                                            Debtor as other than contingent,
                                            unliquidated or disputed; and

                                      (iii)  The Claim is not a Disputed Claim
                                             or is a Disputed Claim that has
                                             been Resolved as qualifying as an
                                             Allowed Claim; or

                               b. The Claim satisfies both of the following requirements, in which event the Claim shall be an Allowed Claim in the amount and of the priority classification set forth on the proof of claim for such Claim:

                                       (i)  A proof of claim for the Claim has
                                            been timely filed or deemed timely
                                            filed in the Case; and

                                       (ii) The Claim is not a Disputed Claim or
                                            is a Disputed Claim that has been
                                            Resolved as qualifying as an Allowed
                                            Claim.

         2.1.3 "ALLOWED INTEREST" means an Interest in the Debtor in the amount and of the priority classification set forth in the proof of interest for the Interest that has been timely filed or deemed timely filed in the Case, or, in the absence of such proof of interest, as set forth in the list of equity holders filed by the Debtor, unless:

                               a. The Interest has been or may be objected to before or after the Effective Date, in which case the Interest shall be allowed only in such amount and of such classification as is allowed by a Final Order; or

                               b. Such Interest has been paid in full, withdrawn or otherwise deemed satisfied in full.

         2.1.4 "AUTHORIZED OLD STOCK" means the current authorized capital stock of the Company consisting of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of November 30, 1999 there are 243,578,142 shares of common stock issued and outstanding, and there are 523,784 shares of preferred stock issued and outstanding.

         2.1.5 "AVAILABLE CASH" means all Cash in the Debtor's Estate on the Effective Date.

         2.1.6 "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         2.1.7 "BANKRUPTCY COURT" means the unit of the United States District Court for the Central District of California known as the Bankruptcy Court for that

District, or such other court of competent jurisdiction as may exercise jurisdiction over the Case.

         2.1.8 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. section 2075, as amended, and the Local Bankruptcy Rules of the United States Bankruptcy Court for the Central District of California, as amended.

         2.1.9 "BUSINESS DAY" means any day other than a Saturday, a Sunday or a Legal Holiday.

         2.1.10 "CASE" means the Chapter 11 case for the Debtor filed on December 7, 1999, and designated in the caption on the first page of the Plan.

         2.1.11 "CASH" means lawful currency of the United States and equivalents thereof, including bank deposits and immediately available funds in the form of wire transfers, cashier's checks, cleared checks and similar forms of payment.

         2.1.12 "CLAIM" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         2.1.13 "CLAIMS REGISTER" means the list described in Article 6.12 of the Plan.

         2.1.14 "CLASS" means a class of Claims or Interests specified in
Article 3 of the Plan.

         2.1.15 "COMPANY" means the Debtor or the Reorganized Debtor, as the context requires.

         2.1.16 "CONFIRMATION" means the entry of the Confirmation Order by the Clerk of the Bankruptcy Court on the docket for the Case.

         2.1.17 "CONFIRMATION DATE" means the date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court on the docket for the Case.

         2.1.18 "CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming this Plan.

         2.1.19 "CONTRACTUAL REDEMPTION AMOUNT" means the right of the holders of the Old Preferred Stock to require redemption pursuant to the Investment Agreements, at the adjusted Liquidation Preference if the Delisting Charge is not paid within 30 days of when due. Pursuant to the Resolution Establishing Preferences of First Convertible Preferred Stock, the holders of Old Preferred Stock are entitled to a liquidation preference of $25 per share, as adjusted pursuant to section 1.4(b)(iv) of the Investment Agreements. The Contractual Redemption Amount, as of November 30, 1999 was $21,466,516.

         2.1.20 "CREDITORS' COMMITTEE" means the Committee of Creditors Holding Unsecured Claims appointed by the United States Trustee in the Case, if any.

         2.1.21 "DEBTOR" means Casmyn Corp., a Colorado corporation.

         2.1.22 "DEBTOR IN POSSESSION" means the Debtor acting in the capacity of debtor in possession in this Case for the Debtor.

         2.1.23 "DELISTING CHARGE" means the provision provided in Article 1.4(b)(iv) of the Investment Agreements that provides, among other matters, that if the registrable securities as defined in the Investment Agreements are not listed and traded on NASDAQ or on a national securities exchange, the Company is obligated to pay to each investor in cash an amount equal to 3% of the total purchase price of the Old Preferred Stock for each such 30 day period. As of November 30, 1999, the accrued Delisting Charge totaled $5,715,979.

         2.1.24 "DISCLOSURE STATEMENT" means the Disclosure Statement to accompany the Debtor's Plan of Reorganization, as approved by an order of the Bankruptcy Court entered on February 3, 2000, pursuant to section 1125 of the Bankruptcy Code.

         2.1.25 "DISPUTED ADMINISTRATIVE EXPENSE" means any alleged cost or expense of administration of the Case claimed under section 503(b) and 507(a)(1) of the Bankruptcy Code, including any alleged actual and necessary expenses of preserving the Estate, any alleged actual and necessary expenses of operating any business of the Debtor in Possession, all compensation and reimbursement of expenses claimed under section 330 or 503(b) of the Bankruptcy Code, any amounts claimed in connection with the assumption of an executory contract or unexpired lease under section 365(b) of the Bankruptcy Code, and any fees or charges assessed against the Estate under section 28 U.S.C. section 1930, as to which the time set by the Bankruptcy Court, if any, to interpose or file an objection has not expired or as to which an objection has been interposed or filed with the Bankruptcy Court or which is otherwise not an Allowed Administrative Expense.

         2.1.26 "DISPUTED CLAIM" or "DISPUTED INTEREST" means a Claim or Interest to the extent the Claim or Interest has not been withdrawn and with respect to which an objection has been or may be filed with the Bankruptcy Court before or after the Effective Date and:

                               a. If no objection to the Claim or Interest has been filed with the Bankruptcy Court:

                                    (i)a   proof of claim for the Claim or
                                           Interest has not been timely filed or
                                           deemed timely filed, the Claim or
                                           Interest has not been scheduled by
                                           the Debtor and the Claim has not been
                                           Resolved as qualifying as an Allowed
                                           Claim; or

                                    (ii)   proof of claim for the Claim or
                                           Interest has been timely filed or
                                           deemed timely filed, the Claim or
                                           Interest has been scheduled by the
                                           Debtor as contingent, unliquidated or
                                           disputed and the Claim or Interest
                                           has
                                           not been Resolved as qualifying
                                           as an Allowed Claim or Allowed
                                           Interest; or

                                    (iii)  a proof of claim for the Claim or
                                           Interest has been timely filed or
                                           deemed timely filed, the Claim or
                                           Interest has been scheduled by the
                                           Debtor in an amount that is less than
                                           or of a priority different from that
                                           set forth in such proof of Claim or
                                           Interest and the Claim or Interest
                                           has not been Resolved as qualifying
                                           as an Allowed Claim or Allowed
                                           Interest; or

                                    (iv)   the Creditors' Committee, an Equity
                                           Committee, or the Debtor, have
                                           alleged, in a complaint or other
                                           pleading or paper that has been
                                           filed with the Bankruptcy Court, in
                                           the Disclosure Statement or
                                           anywhere else, that any transfer to
                                           the holder of the Claim or Interest
                                           is or may be avoidable, or any
                                           property held by the holder of the
                                           Claim is or may be recoverable,
                                           under section 542, 543, 544, 545,
                                           547, 548, 549, 550 or 553 of the
                                           Bankruptcy Code, or that the
                                           claimant or interest holder has
                                           liability to the Debtor or the
                                           Estate, unless such entity has paid
                                           the amount or turned over the
                                           property for which such entity is
                                           liable; or

                                    (v)    the Claim or Interest is designated
                                           as a Disputed Claim in the Plan or
                                           Disclosure Statement; or

                                    (vi)   after written request, the clearing
                                           house, brokerage, investment bank,
                                           nominee or other holder or
                                           representative of such claim or
                                           interest has failed to identify the
                                           beneficial holder of such claim or
                                           interest

                               b. If an objection to such Claim or Interest has been filed with the Bankruptcy Court, the Claim or Interest has not been Resolved as qualifying as an Allowed Claim or Allowed Interest.

         2.1.27 "DISTRIBUTION DATE" means the Business Day on which Cash or New Securities to be distributed to the holders of Allowed Administrative Claims or Allowed Claims or Allowed Interests pursuant to the Plan or as soon as is practicable thereafter.

         2.1.28 "DISTRIBUTION RECORD DATE" means a Business Day selected by the Reorganized Debtor that is at least 30 days prior to the corresponding Distribution Date, from time to time. The First Distribution Record Date, for New Securities to be distributed on or after the Effective Date, shall be the Petition Date.

         2.1.29 "EFFECTIVE DATE" means the first Business Day that is more than ten (10) days after the Confirmation Date on which all of the conditions to effectiveness of the Plan set forth in Article 10 of the Plan have been satisfied or waived in accordance with Article 10.7 of the Plan; provided, however, that the Debtor, with the approval of the Official Committee of Creditors Holding Unsecured Claims, may waive the ten (10) day requirement, in which event the Effective Date shall be the date specified in a Notice of Effective Date filed with the Bankruptcy Court and served on the Special Notice Entities.

         2.1.30 "EMPLOYEE STOCK OPTION PLAN" means a new employee stock option plan for the employees of the Reorganized Debtor and its subsidiaries that provides for the granting of options for up to 10% of the total outstanding shares of the common stock in the Reorganized Debtor, after confirmation of the Plan and the implementation of all matters contemplated or allowed under the Plan, including the Reverse Stock Split and conversion of the Old Preferred Stock and Old Common Stock into New Holdco Common Stock. If Goldco is spun-out to the Holdco shareholders, then a mirror-image employee stock option plan shall be authorized and adopted by Goldco.

         2.1.31 "ESTATE" means the estate of the Debtor created upon the commencement of the Case under section 541 of the Bankruptcy Code.

         2.1.32 "FINAL ORDER" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the appropriate docket in the Case, or an order or judgement of another court of competent jurisdiction that the Bankruptcy Court has specifically permitted to proceed to such order or judgment, as entered by the clerk of such court on an appropriate docket, the effect of which has not been stayed and as to which the time to appeal, petition for review or rehearing or certiorari has expired and from which no appeal, petition for review or rehearing or certiorari was filed, or from which any appeal, petition for review or rehearing or certiorari has been finally determined, dismissed, withdrawn or denied.

         2.1.33 "FRACTIONAL SHARE ROUNDING" means, after the Reverse Split has been effectuated of the Old Common Stock and the number of shares of New Common Stock has been calculated, all fractional shares shall be rounded up to the nearest whole number.

         2.1.34 "GOLDCO" means Goldco Ltd., a Nevada corporation, which will hold the Debtor's mining operations through its subsidiary, Casmyn Mining Zimbabwe (Private) Ltd.

         2.1.35 "HOLDCO" means the existing Casmyn Corp., which will be reorganized and will retain the name "Casmyn Corp." (until such time as its Board of Directors elects to change its name as authorized by the Plan), though it will be referred to from time to time, for the purposes of the Plan, as Holdco, and which may change its state of incorporation as provided in the Plan, and which will hold all of the Debtor's Litigation Claims except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order, as well as certain other assets, including without limitation, the Debtor's investment in Auromar Development Corporation, and initially the entire equity interest in Goldco.

         2.1.36 "INTERCOMPANY" means, in connection with an Allowed Claim or a Disputed Claim against any Debtor, an Allowed Claim or a Disputed Claim held by a Debtor or a Non-Debtor Affiliate.

         2.1.37 "INTEREST" means an equity interest in the Debtor, including
(a) an interest in the form of one or more shares of any common stock or any preferred stock issued by the Debtor including, without limitation, the Old Common Stock and Old Preferred Stock, and (b) any warrants, rights, options, puts, calls, escrows or other arrangements or agreements with respect to any common stock or any preferred stock, including, without limitation, the Old Warrants.

         2.1.38 "INVESTMENT AGREEMENTS" means the contractual agreements dated as of April 11, 1997 and September 2, 1997, between Casmyn Corp. and those investors who purchased Old Preferred Stock at a purchase price of $25 per share.

         2.1.39 "LEGAL HOLIDAY" means New Year's Day, Martin Luther King's Birthday, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day and any other day appointed as a holiday by the President, Congress, Governor of California or Legislature of California.

         2.1.40 "LIQUIDATION PREFERENCE" means the priority amount that the holders of the Old Preferred Stock are owed in a liquidation. The dividend on the Old Preferred Stock is 8% per annum, which has been paid in additional shares of Old Preferred Stock, not cash. Pursuant to the Resolution Establishing Preferences of First Convertible Preferred Stock, the holders of the Old Preferred Stock are entitled to a Liquidation Preference of $25 per share, as adjusted pursuant section 1.4(b)(iv) of the Investment Agreements.

         2.1.41 "LITIGATION CLAIMS" means all Claims, rights, causes of action, counterclaims, objections and defenses of the Debtor, its Estate or the Non-Debtor Affiliates against any entity, whether in law or equity, including all Claims, rights, causes of action, counterclaims, objections and defenses arising under sections 541 through

558, inclusive, of the Bankruptcy Code, including all claims for equitable subordination, and including all litigation rights and causes of action transferred to the Debtor pursuant to Articles 3.14, 3.16, and 3.19 of the Plan, all of which Claims are expressly preserved herein, and shall be vested in Holdco and pursued for the benefit of the Debtor, its Estate and Reorganized Holdco except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order. The known Litigation Claims are listed on Exhibit "1" hereto, "Preserved and Retained Litigation Claims." Holdco expects that in the course of its investigation of potential Litigation Claims that it will discover additional facts, legal theories, and even defendants, and fully intends to pursue all such new Litigation Claims against any and all responsible parties, on any and all available theories of recovery, within the sole discretion of Holdco as the Reorganized Debtor except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order.

         2.1.42 "MANAGEMENT INCENTIVE STOCK OPTION PLAN" means a new or restated management incentive stock option plan that provides for granting of options for up to 7% of the total outstanding shares of common stock in the Reorganized Debtor after confirmation of the Plan and the implementation of all matters contemplated or allowed under the Plan, including the Reverse Stock Split and the conversion of the Old Preferred Stock and Old Common Stock into New Holdco Common Stock, to senior management and the Board of Directors upon duly noticed and authorized Board resolutions. If Goldco is spun-out to the Holdco shareholders, then a mirror-image management incentive stock option plan shall be authorized and adopted by Goldco.

         2.1.43 "MANAGEMENT OPTIONS" means the stock option issued effective January 18, 1999 to Mark S. Zucker for 75,807 shares of Old Preferred Stock. As of September 30, 1999, the Management Options represented the right to acquire 84,130 shares of Old Preferred Stock.

         2.1.44 "NEW GOLDCO COMMON STOCK" means the new common stock to be issued with respect to Goldco, all of which will initially be issued to Holdco upon the Effective Date. The New Goldco Common Stock will be issued pursuant to section 1145 of the Bankruptcy Code.

         2.1.45 "NEW GOLDCO WARRANTS" means new warrants to be issued on the Effective Date to each Holder of New Holdco Common Stock, one New Goldco Warrant for each share of New Holdco Common Stock. The New Goldco Warrants shall not be tradeable or transferable in any manner separately, but will be tradeable solely in combination with the New Holdco Common Stock. The New Goldco Warrants shall be callable by the Holdco Board of Directors upon the terms and conditions determined by the Board of Directors of Holdco, at which time they will be exchanged for all or a portion of New Goldco Common Stock, at the sole discretion of the Board of Directors of Holdco. The New Goldco Warrants will be issued pursuant to section 1145 of the Bankruptcy Code.

         2.1.46 "NEW GOLDCO SERIES 2 WARRANTS" means new warrants issuable as determined by the Board of Directors of Goldco within two years after confirmation of the Plan, and which may be issued and exercised to generate additional capital to fund operations or litigation as necessary. The New Goldco Series 2 Warrants will not be issued pursuant to section 1145 of the Bankruptcy Code.

         2.1.47 "NEW HOLDCO COMMON STOCK" means the new common stock to be issued with respect to Holdco. The New Holdco Common Stock will be issued pursuant to section 1145 of the Bankruptcy Code.

         2.1.48 "NEW HOLDCO WARRANTS" means new warrants to be issued by Holdco on the Effective Date to each holder of New Holdco Common Stock, one New Holdco Warrant for each share of New Holdco Common Stock. The New Holdco Warrants will be exercisable at $6 each for a term of one year after the Effective Date and will be detachable from and independently tradeable from shares of New Holdco

Common Stock after six months from the Effective Date. The New Holdco Warrants will be issued pursuant to section 1145 of the Bankruptcy Code.

         2.1.49 "NEW PREFERRED STOCK" means up to 10,000,000 shares of new preferred stock issued by Holdco, by Goldco, or by both in one or more series with such rights, preferences, privileges, and restrictions as their respective Boards of Directors shall determine, with the par value to be determined pursuant to applicable law by the Board of Directors. The New Preferred Stock will not be issued pursuant to section 1145 of the Bankruptcy Code.

         2.1.50 "NEW PREFERRED WARRANTS" means any warrants that the Board of Directors of Holdco issues for shares of Holdco preferred stock convertible into shares of Holdco common stock pursuant to the provisions of the By-Laws and Articles of Incorporation, as amended by the Plan, to prevent unfair attempts to take over Holdco. The New Preferred Warrants will not be issued pursuant to section 1145 of the Bankruptcy Code.

         .1.51 "NEW SECURITIES" means New Goldco Common Stock, New Holdco Common Stock, New Goldco Warrants, New Goldco Series 2 Warrants, New Holdco Warrants, New Preferred Stock and any options or warrants issued pursuant to the Management Incentive Stock Option Plan or the Employee Stock Option Plan, but does not include New Preferred Warrants.

         2.1.52 "NEW WARRANTS" means the New Holdco Warrants, the New Goldco Warrants and the New Goldco Series 2 Warrants, but does not include the New Preferred Warrants.

         2.1.53 "NON-DEBTOR AFFILIATES" means any entity, other than the Debtor, 20% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the Debtor, and any entity created pursuant to or in connection with the performance of the Plan, as reflected on Exhibit "2" hereto.

         2.1.54 "OLD COMMON STOCK" means all of the shares of Casmyn common stock issued and outstanding. As of October 31, 1999, 243,578,142 shares were issued and outstanding.

         2.1.55 "OLD PREFERRED STOCK" means the Casmyn Corp. First Convertible Preferred Stock initially issued on or about April 14, 1997, pursuant to a Resolution Establishing Preferences of First Convertible Preferred Stock and the accompanying Preferred Stock Investment Agreements dated as of April 11, 1997 and September 2, 1997 ("Investment Agreements"), and includes any warrants, rights, options, puts, calls, escrows or other arrangements or agreements with respect to any Preferred Stock, except for the Management Options. Paragraph 4 of the Preferred Stock Resolution provides for the Old Preferred Stock to be convertible into Old Common Stock at a discount to the price of the Old Common Stock ranging from 8.5% to 39%, depending on the date on which such shares were converted after issuance. The holders of the Old Preferred Stock also have a right to require redemption pursuant to the Investment Agreements, at the adjusted Liquidation Preference price ("Contractual Redemption Amount") if the Delisting Charge is not paid within 30 days of when due. The Contractual Redemption Amount, as of October 31, 1999 was $21,466,516.

         2.1.56 "OLD SECURITIES" means Old Common Stock, Old Preferred Stock, and Old Warrants.

         2.1.57 "OLD WARRANTS" means all existing and outstanding but unexercised stock options and warrants, including without limitation the stock options issued in connection with the 1995 Incentive Stock Option Plan, the 1995 Non-Qualified Stock Option Plan and the 1997 Directors Stock Option Plan, but excluding the Management Options.

         2.1.58 "PETITION DATE" means December 7, 1999, the date on which this Chapter 11 case was commenced.

         2.1.59 "PLACEMENT AGENT PARTIES" means the Cappello Group, Inc., Cappello Capital Corp., Alexander L. Cappello, Linda Cappello, Gerald K. Cappello,

Lawrence K. Fleischman, and Navigator Investment, Ltd., as well as their affiliated and controlled entities and any transferees of the Placement Agent Warrants.

         2.1.60 "Placement Agent Warrants" means warrants to purchase 172,725 shares of First Convertible Preferred Stock which were issued to the Placement Agent Parties in conjunction with the sale of the First Convertible Preferred Stock during the fiscal year ended September 30, 1997, and which are now held by various individuals and entities.

         2.1.61 "PLAN" means this Plan of Reorganization, including all addenda, exhibits, schedules, releases, and other attachments hereto, in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules and orders of the Bankruptcy Court.

         2.1.62   "PLAN PROPONENT" means the Debtor.

         2.1.63 "PRIORITY TAX ALLOWED CLAIMS" means Allowed Claims of a kind specified in section 507(a)(8) of the Bankruptcy Code.

         2.1.64 "PRIORITY TAX DISPUTED CLAIMS" means Disputed Claims of a kind specified in section 507(a)(8) of the Bankruptcy Code which, if Resolved as qualifying as a Priority Tax Allowed Claims, would constitute Priority Tax Allowed Claims.

         2.1.65   "REORGANIZED DEBTOR" means Holdco.

         2.1.66 "RESERVE FOR UNCLAIMED DISTRIBUTIONS" has the meaning set forth in Article 6.7 of the Plan.

         2.1.67 "RESOLVED" means, with reference to a Disputed Administrative Expense or a Disputed Claim or Disputed Interest:

                               a. The  withdrawal  of the Disputed
                               Administrative Expense or Disputed Claim or Disputed Interest;

                               b. The estimation of the Disputed Administrative Expense or the Disputed Claim or Disputed Interest for purposes of distribution under the Plan pursuant to a Final Order or the Plan;

                               c. The allowance of the Disputed Administrative Expense or the Disputed Claim or Disputed Interest pursuant to a Final Order or the Plan;

                               d. The disallowance of the Disputed
                               Administrative Expense or the Disputed Claim or Disputed Interest pursuant to a Final Order or the Plan;

                               e. The withdrawal of all objections that caused the Disputed Administrative Expense or the Disputed Claim or Disputed Interest to qualify as a Disputed Claim;

                               f. If the Disputed Administrative Expense,
                               Disputed Claim, or Disputed Interest qualified as a Disputed Administrative Expense, Disputed Claim, or Disputed Interest solely because any deadline set by the Bankruptcy Court to object to the underlying Expense Claim or Interest has not expired, the expiration of any deadline set by the Bankruptcy Court to object to the underlying Administrative Expense, Claim, or Interest;

                               g. If the Disputed Administrative Expense,
                               Disputed Claim, or Disputed Interest qualified as a Disputed Administrative Expense, Disputed Claim, or Disputed Interest solely because the holder of the underlying Claim or Interest was an entity from which property is or may be recoverable or a transfer is or may be avoidable under section 542, 543, 544, 545, 547, 548, 549,
                               550 or 553 of the Bankruptcy Code, such entity has paid the amount or turned over the property for which the entity is liable; and

                               h. If the Disputed Administrative Expense,
                               Disputed Claim, or Disputed Interest qualified as a Disputed Administrative Expense, Disputed Claim, or Disputed Interest solely because the underlying Administrative Expense, Claim, or Interest was related to a Litigation Claim, the entry of a Final Order determining or compromising the Litigation Claim or authorizing the withdrawal or abandonment of the Litigation Claim.

         2.1.68 "REVERSE STOCK SPLIT" means for each 500 shares of the Debtor's Old Common Stock outstanding, the exchange, combination, conversion and change into one share of New Holdco Common Stock, subject to Fractional Share Rounding, which shall create 487,156 shares of New Holdco Common Stock as of the Effective Date for the holders of Old Common Stock.

         2.1.69 "SCHEDULES" means the schedule of assets and liabilities and lists of equity security holders, and any amended schedules and lists, or any supplements or amendments thereto, filed with the Bankruptcy Court by the Debtor in the Case pursuant to section 521 of the Bankruptcy Code and any applicable Bankruptcy Rules.

         2.1.70 "SECURED" means, with reference to an Allowed Claim or a Disputed Claim, as the case may be, an Allowed Claim or a Disputed Claim secured by a perfected, unavoidable and enforceable lien, security interest or other charge against property in which the Estate has an interest, or which is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the interest of the holder of such Allowed Claim or Disputed Claim in such property, or to the extent of the amount subject to such setoff, as the case may be, determined in accordance with section 506 of the Bankruptcy Code.

         2.1.71 "SPECIAL NOTICE ENTITIES" means the United States Trustee, the United States Securities and Exchange Commission, the United States Internal Revenue Service, the California Franchise Tax Board, the California State Board of Equalization and the entities set forth on the list of entities that have delivered to the attorneys for the Debtor, whether before or after the Effective Date, requests for copies of all notices required to be served under Bankruptcy Rule 2002, unless an entity requests in writing to be removed from the list of Special Notice Entities.

         2.1.72 "STEPDOWN PAYMENT" means the amount by which the holders of the Old Preferred Stock have agreed to reduce the amount of New Holdco Common Stock they will receive pursuant to the provisions in Article 3.11, in exchange for having the holders of Class 6 Claims vote to accept the Plan without undue delay, i.e. without any member of Class 6's seeking to delay the Court's approval of the Disclosure Statement or confirmation of the Plan. In the event of such undue delay, the Official Committee of Creditors Holding Unsecured Claims has the right to notify the Debtor and the Court that undue delay has occurred; and, as a result of such notification, the "Voluntary Stepdown" described in Article 3.13 of the Plan shall not be made or, if the Court nevertheless requires the "Voluntary Stepdown" described in Article
3.13 of the Plan to be made, all holders of Old Preferred Stock shall be entitled to rescind their votes on the Plan and shall be entitled to cast new votes for or against the Plan.

         2.1.73 "TREASURY STOCK" means all Old Common Stock or Old Preferred Stock held by or for the account of Casmyn, or held by or for the account of any Casmyn subsidiary.

B.       INTERPRETATION, RULES OF CONSTRUCTION, COMPUTATION OF TIME, AND CHOICE
OF LAW.

         2.1.74 The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

         2.1.75 Any term used in the Plan that is not defined in the Plan but that is used or defined in the Bankruptcy Code or the Bankruptcy Rules, has the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

         2.1.76 The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular Article, section, subsection, or clause contained in the Plan.

         2.1.77 Unless specified otherwise in a particular reference, all references in the Plan to Articles, Exhibits and Schedules are references to Articles, Exhibits and Schedules of or to the Plan.

         2.1.78 Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

         2.1.79 Any reference in the Plan to an existing document, Exhibit or Schedule means such document, Exhibit or Schedule as it may have been amended, restated, modified or supplemented as of the Effective Date.

         2.1.80 Captions and headings to Articles and sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

         2.1.81 Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

         2.1.82 In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         2.1.83 All Exhibits and Schedules to the Plan are incorporated into the Plan and shall be deemed to be included in, and made a part of, the Plan.

         2.1.84 Subject to the provisions of the Plan, the Confirmation Order and any contract, certificate, bylaw, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, and except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law may apply, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflict of laws of the State of California.

         2.1.85 The Plan supersedes all negotiations which preceded the Plan. The Plan is intended as a final expression of the provisions set forth in the Plan and may not be contradicted by evidence of prior or contemporaneous oral or other agreements. The Plan is also intended as a complete and exclusive statement of the provisions of the Plan.

 ARTICLE 3 - DESIGNATION OF UNCLASSIFIED AND CLASSIFIED EXPENSES, CLAIMS AND INTERESTS; TREATMENT OF ALLOWED CLAIMS AND ALLOWED INTERESTS, DISALLOWANCE OF
                               INTEREST ON CLAIMS

A.       GENERAL PROVISIONS

         3.0 (a) CLASSIFICATION. As required by section 1123(a)(1) of the Bankruptcy Code, the Plan leaves Allowed Administrative Expenses and Priority Tax Allowed Claims unclassified. The remainder of all Allowed Claims and Allowed Interests are classified according to their right to priority of payments as provided in the Bankruptcy Code.

                    (b) DESIGNATION OF IMPAIRED AND UNIMPAIRED CLASSES. Classes 3, 4, 5, 6 and 8 are impaired under the Plan. Classes 1, 2, and 7 are unimpaired under the Plan.

                    (c) INTEREST. Any Claim for interest accrued after or attributable to a period following the Petition Date with respect to an Allowed Claim shall be disallowed in accordance with section 502 of the Bankruptcy Code. Any Claim for interest accrued after or attributable to a period following the Petition Date or for reasonable fees, costs or charges provided for under the agreement with respect to a Secured Allowed Claim in Class 2 shall be allowed or disallowed in accordance with sections 502 and 506 of the Bankruptcy Code.

                    (d) INCLUSION IN CLASSES. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of the different Class. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date. For purposes of the Plan, Claims and Interests are classified and treated as follows:

B.       PRIORITY CLAIMS

         3.2 CLASS 1 (NON-TAX PRIORITY CLAIMS). Class 1 consists of all Allowed Claims of the kind specified in section 507(a)(3), 507(a)(4) or 507(a)(6) of the Bankruptcy Code.

         3.3 All Allowed Class 1 Claims shall be paid in full on the Effective Date, or ten days after entry of a Final Order allowing such claim.

C.       UNSECURED CLAIMS

         3.4 CLASS 2 (UNSECURED CLAIMS). Class 2 consists of all Allowed Unsecured Claims against Casmyn Corp. not classified in any other class. This Class will include any claims arising out of the rejection of any executory contract.

         3.5 All Allowed Class 2 Claims shall be paid in full on the Effective Date or as soon as such Claim becomes an Allowed Claim pursuant to a Final Order.

         3.6 CLASS 3 (ALLOWED DELISTING CHARGE CLAIMS). Class 3 consists of all Allowed Delisting Charge Claims in the amount of $5,715,979 as of November 30, 1999 (subject to reconciliation and claims objections).

         3.7 Class 3 claims shall be treated pursuant to the exercise of the conversion rights provided for in the Investment Agreements as modified by this Plan and as provided for in Paragraph 3.14 of the Plan. In lieu of payment of the Allowed Class 3 Claims and the Allowed Class 4 Unsecured Contractual Redemption Amount and all claims associated with each share of Old Preferred Stock, each holder of a share of Old Preferred Stock will exercise their conversion rights, but agree to receive their reduced pro rata amount of 95% of the New Holdco Common Stock, estimated to be 17.67 shares of New Holdco Common Stock for each share of Old Preferred Stock held, along with one New Goldco Warrant and one New Holdco Warrant for each share of New Holdco Common Stock. The Old Preferred Stock, the right to a Delisting

Charge, and any other related rights pursuant to the Investment Agreements or otherwise shall therefore be waived, canceled, rejected, and extinguished as of the Effective Date. To the extent that Class 6 votes to accept the Plan without undue delay, i.e. without any member of Class 6's seeking to delay the Court's approval of the Disclosure Statement or confirmation of the Plan, Allowed Class 5 Interest Holders, on account of their Allowed Class 5 Interests, their Allowed Class 3 and Class 4 Claims, shall reduce their distribution to be received hereunder by allocating a portion of their distribution to the Holders of Allowed Class 6 Interests, so that each holder of Old Preferred Stock will receive their reduced pro rata amount of 85% of the New Holdco Common Stock plus the associated New Goldco Warrants and New Holdco Warrants. The Debtor estimates that each share of Old Preferred Stock shall therefore only be converted into 5.27 shares of New Holdco Common Stock, effectively increasing the distribution to holders of Old Common Stock to 15% of the New Holdco Common Stock.

         3.8 CLASS 4 (ALLOWED UNSECURED CLAIMS FOR CONTRACTUAL REDEMPTION AMOUNT). Class 4 consists of all Allowed Claims for Contractual Redemption Amounts, in the amount of $21,466,516 as of October 31, 1999 (subject to reconciliation and the Debtor's claims objections).

         3.9 Class 4 claims shall be treated pursuant to the exercise of the conversion rights provided for in the Investment Agreements as modified by this Plan and as provided for in Paragraph 3.14 of the Plan. In lieu of payment of the Allowed Class 3 Claims and the Allowed Class 4 Unsecured Contractual Redemption Amount and all claims associated with each share of Old Preferred Stock, each holder of a share of Old Preferred Stock will exercise their conversion rights, but agree to receive their reduced pro rata amount of 95% of the New Common Stock for each share of Old Preferred Stock held, estimated to be 17.67 shares of New Holdco Common Stock, along with one New Goldco Warrant and one New Holdco Warrant for each share of New Holdco Common Stock. The Old Preferred Stock, the right to a Delisting Charge, and any other related rights pursuant to the Investment Agreements or otherwise shall therefore be waived, canceled, rejected, and extinguished as of the Effective Date. To the extent that Class 6 votes to accept the Plan without undue delay, i.e. without any member of Class 6's seeking to delay the Court's approval of the Disclosure Statement or confirmation of the Plan, Allowed Class 5 Interest Holders, on account of their Allowed Class 5 Interests, their Allowed Class 3 and Class 4 Claims, shall reduce their distribution to be received hereunder by allocating a portion of their distribution to the Holders of Allowed Class 6 Interests, so that each holder of Old Preferred Stock will receive their reduced pro rata amount of 85% of the New Holdco Common Stock plus the associated New Goldco Warrants and New Holdco Warrants. The Debtor estimates that each share of Old Preferred Stock shall therefore only be converted into 5.27 shares of New Holdco Common Stock, effectively increasing the distribution to holders of Old Common Stock to 15% of the New Holdco Common Stock.

D.       EQUITY INTERESTS

         3.10 CLASS 5 (OLD PREFERRED STOCK). Class 5 consists of all Allowed Interests of the Old Preferred Stock. As of October 31, 1999, there were 523,784 shares of Old Preferred Stock issued and outstanding.

         3.11 By the exercise of the conversion rights in the Investment Agreements, as modified herein, each share of Old Preferred Stock will be combined, converted, and changed into its pro rata share of 95% of the New Holdco Common Stock, which is estimated to be 17.67 shares of New Holdco Common Stock, and one New Goldco Warrant and one New Holdco Warrant for each share of New Holdco Common Stock.

         3.12 All Old Common Stock held by holders of Old Preferred Stock shall be automatically deemed to vote for the Plan if Class 5 votes to accept the Plan pursuant to 11 U.S.C. Section 1126(d).

         3.13 VOLUNTARY STEPDOWN. To the extent that Class 6 votes to accept the Plan without undue delay, i.e. without any member of Class 6's seeking to delay the Court's approval of the Disclosure Statement or confirmation of the Plan, Allowed Class 5 Interest Holders, on account of their Allowed Class 5 Interests, their Allowed Class 3 and Class 4 Claims, shall reduce their distribution to be received hereunder by allocating a portion of their distribution to the Holders of Allowed Class 6 Interests, so that each holder of Old Preferred Stock will receive their reduced pro rata amount of 85% of the New Holdco Common Stock plus the associated New Goldco Warrants and New Holdco Warrants. The Debtor estimates that each share of Old Preferred Stock shall therefore only be converted into
5.27 shares of New Holdco Common Stock, effectively increasing the distribution to holders of Old Common Stock to 15% of the New Holdco Common Stock. In the event any member of Class 6 seeks to delay the Court's approval of the Disclosure Statement or confirmation of the Plan, the Official Committee of Creditors Holding Unsecured Claims has the right to notify the Debtor and the Court that undue delay has occurred; and, as a result of such notification, the "Voluntary Stepdown" described in Article 3.13 of the Plan shall not be made or, if the Court nevertheless requires the "Voluntary Stepdown" described in Article 3.13 of the Plan to be made, all holders of Old Preferred Stock shall be entitled to rescind their votes on the Plan and shall be entitled to cast new votes for or against the Plan.

         3.14 Under the Plan, holders of Old Common Stock will receive, pursuant to the Reverse Stock Split, 5% of the New Holdco Common Stock if Class 6 votes to accept the Plan without undue delay, i.e. without any member of Class 6's seeking to delay the Court's approval of the Disclosure Statement or confirmation of the Plan, Classes 5, 4, and 3 Holders have agreed to allocate a portion of their distribution of New Holdco Common Stock to Class 6 Holders, so that Holders of Old Preferred Stock shall only receive their pro rata share of 85% of the New Holdco Common Stock, estimated to be
5.27 shares of New Holdco Common Stock instead of 17.67 shares of New Holdco Common Stock for each share of Old Preferred Stock plus the associated New Goldco Warrants and New Holdco Warrants, thus resulting in Class 6 Holders receiving 15% of the New Holdco Common Stock. These calculations do not take into account the treatment of odd-lot shareholders or the exercise of any of the options or warrants issued or exercised pursuant to the Plan, or the cancellation or surrender to the company of any equity interest. If they vote to accept the Plan, the Debtor's common and preferred shareholders, individually and as classes, will be deemed to have transferred any and all rights that they may have, known and unknown, to sue the former or present officers, directors, professionals, and agents of the Company for any causes of action whatsoever relating to their acts, conduct or responsibilities with respect to the Company and arising from 1994 forward, all of which causes of action shall be transferred to, held by, prosecuted, released, or settled solely by the Debtor or Reorganized Debtor, as the case may be, and all of the proceeds of which, if any, shall be retained by the Reorganized Debtor. At any time after one year from the Effective Date, if the Reorganized Debtor has not initiated prosecution of, released, or settled any such litigation right or cause of action, such litigation right or cause of action will be deemed to have been transferred, if the Creditors' Committee so specifies, to a litigation trust for the benefit of all holders of New Holdco Common Stock or, if the Creditors' Committee does not so specify, directly to all holders of New Holdco Common Stock. The Debtor will seek Court approval of the composition of the litigation trust and the identity or identities of its litigation trustee or trustees by Confirmation.

         3.15 CLASS 6 (OLD COMMON STOCK). Class 6 consists of all Allowed Interests of the Old Common Stock. As of October 31, 1999, there were 243,578,142 shares of Old Common Stock issued and outstanding.

         3.16 Pursuant to the Reverse Stock Split, each 500 shares of Old Common Stock will be combined, converted, and changed into one share of New Holdco Common Stock, rounded up to the nearest integer. Pursuant to the Voluntary Stepdown described in Article 3.13 of the Plan, Class 6 will receive a distribution of either 5% or 15% of the New Holdco Common Stock, along with one New Goldco Warrant and one New Holdco Warrant for each share of New Holdco Common Stock. These calculations do not take into account the treatment of odd-lot shareholders or the exercise of any of the options or warrants issued or exercised pursuant to the Plan, or the cancellation or surrender to the company of any equity interest. If they vote to accept the Plan, the Debtor's common and preferred shareholders, individually and as classes, will be deemed to have transferred any and all rights that they may have, known and unknown, to sue the former or present officers, directors, professionals, and agents of the Company for any causes of action whatsoever relating to their acts, conduct or responsibilities with respect to the Company and arising from 1994 forward, all of which causes of action shall be transferred to, held by, prosecuted, released, or settled solely by the Debtor or Reorganized Debtor, as the case may be, and all of the proceeds of which, if any, shall be retained by the Reorganized Debtor. At any time after one year from the Effective Date, if the Reorganized Debtor has not initiated prosecution of, released, or settled any such litigation right or cause of action, such litigation right or cause of action will be deemed to have been transferred, if the Creditors' Committee so specifies, to a litigation trust for the benefit of all holders of New Holdco Common Stock or, if the Creditors' Committee does not so specify, directly to all holders of New Holdco Common Stock. The Debtor will seek Court approval of the composition of the litigation trust and the identity or identities of its litigation trustee or trustees by Confirmation.

         3.17 All Old Common Stock held by holders of Old Preferred Stock shall be automatically deemed to vote for the Plan if Class 5 votes to accept the Plan pursuant to 11 U.S.C.section 1126(d).

         3.18 CLASS 7 (OLD COMMON STOCK CONVENIENCE CLASS: ODD LOT HOLDERS). Shareholders that hold fewer than 50,000 shares of Old Common Stock, together with all shareholders holding at least 50,000 shares of Old Common Stock that elect to be treated as holders of 49,999 shares of Old Common Stock, shall be separately classified and treated as an administrative convenience class.

         3.19 All holders of Allowed Class 7 Interests shall receive a cash payment equal to the quotient of the common shares in the Debtor that such shareholder owns divided by 500, rounded up to the next highest integer and multiplied by $1.00 if Class 5 makes the voluntary stepdown described in
Article 3.13 of the Plan and multiplied by

$0.30 if Class 5 does not make this voluntary stepdown; provided, however, that all such cash payments in the aggregate shall not exceed $100,000 and shall be made first to common shareholders automatically qualifying for membership in Class 7 and then to common shareholders electing to become members of Class 7 in the order that their elections are received. The ballot for Class 6 shall have an election option and shall inform each Class 6 holder of its right to elect to be treated as a Class 7 Holder and receive a cash payment to the extent total cash payments do not exceed $100,000. To the extent that Class 6 holders electing to be treated as Class 7 holders would result in payments of more than $100,000, such elections shall be honored in the order received. To the extent that the Bankruptcy Court does not approve of the treatment of this Class of Interests as an administrative convenience class, then such interests shall be treated as Class 6 Interests. If they vote to accept the Plan, the Debtor's common and preferred shareholders, individually and as classes, will be deemed to have transferred any and all rights that they may have, known and unknown, to sue the former or present officers, directors, professionals, and agents of the Company for any causes of action whatsoever relating to their acts, conduct or responsibilities with respect to the Company and arising from 1994 forward, all of which causes of action shall be transferred to, held by, prosecuted, released, or settled solely by the Debtor or Reorganized Debtor, as the case may be, and all of the proceeds of which, if any, shall be retained by the Reorganized Debtor. At any time after one year from the Effective Date, if the Reorganized Debtor has not initiated prosecution of, released, or settled any such litigation right or cause of action, such litigation right or cause of action will be deemed to have been transferred, if the Creditors' Committee so specifies, to a litigation trust for the benefit of all holders of New Holdco Common Stock or, if the Creditors' Committee does not so specify, directly to all holders of New Holdco Common Stock. The Debtor will seek Court approval of the composition of the litigation trust and the identity or identities of its litigation trustee or trustees by Confirmation.

     3.20 CLASS 8 (LATE FILED OR DISALLOWED CLAIMS AND INTERESTS RECONSIDERED AND DETERMINED TO BE ALLOWED CLAIMS AND INTERESTS. Class 8 Claims consist of all claims and interests that arose prior to the Effective Date and either
(1) were not timely filed, but were determined by the Bankruptcy Court on noticed motion, in a Final Order, based on principles of excusable neglect or otherwise, to be an Allowed Claim or Allowed Interest, or (2) have been Disallowed by Final Order but are reconsidered pursuant to Section 502(j) of the Bankruptcy Code and are determined by Final Order to be Allowed Claims or Interests; provided, however, that for all such claims and interests under either subsection (1) or (2) hereof, the holder or claimant must file a noticed motion with the Bankruptcy Court seeking Allowance or Reconsideration of its Claim or Interest not later than four years after the Effective Date, or such holder or claimant will be forever barred from receiving any and all distributions, of any kind, from the Reorganized Debtor or the Estate, notwithstanding any other provisions of applicable law.

     3.21 The Reorganized Debtor shall set aside a pool of 100,000 shares of New Holdco Common Stock for distribution to holders of Class 8 Claims, if any. Each holder of an Allowed Class 8 Claim or Interest shall receive, within ninety days of the Fourth Anniversary of the Effective Date (or such later time as the Bankruptcy Court determines is appropriate if motions for allowance are still then pending), shares of New Holdco Common Stock equal in value to the amount of such holder's Class 8 Allowed Claim. For purposes of distributions of shares of New Holdco Common Stock to holders of Class 8 Claims, shares of New Holdco Common Stock will be valued at the greater of $5.00 per share or the market value of the shares of New Holdco Common Stock on the Fourth Anniversary of the Effective Date if the shares of New Holdco Common Stock are then publicly traded, including on a national or international securities exchange, or such other value as the Court determines at the Confirmation Hearing is appropriate. Notwithstanding the foregoing, if total Class 8 Claims exceed the value, calculated in the manner described herein, of the 100,000 shares of New Holdco Common Stock available for distributions to holders of Class 8 Claims, each holder of a Class 8 Claim shall receive its pro rata share of the 100,000 shares of New Holdco Common Stock.

    ARTICLE 4 - TREATMENT OF UNCLASSIFIED ALLOWED ADMINISTRATIVE EXPENSES AND PRIORITY TAX ALLOWED CLAIMS, SUBORDINATION OF CLAIMS OF ANY CLASS

A.   ADMINISTRATIVE EXPENSES

     4.1 ALLOWED ADMINISTRATIVE EXPENSES PAID ON THE EFFECTIVE DATE. Section 1129(a)(9)(A) of the Bankruptcy Code requires that all Allowed Administrative Expenses be paid on the Effective Date, unless a particular claimant agrees to a different treatment. The holder of an Allowed Administrative Expense shall receive on the Effective Date, on account of and in full satisfaction of the Allowed Administrative Expense, Cash equal to the amount of the Allowed Administrative Expense, unless the holder agrees to a different treatment, or the payment by New Securities, as agreed to by the Reorganized Debtor and the holder.

     4.2 PROFESSIONALS; BAR DATE FOR FINAL APPLICATIONS. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services performed before the Effective Date, including any compensation or reimbursement of expenses requested by any entity for making a substantial contribution in the Case, shall file with the Bankruptcy Court and deliver to the attorneys for the Debtor or Reorganized Debtor an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date. The Bankruptcy Court shall calendar a hearing on the applications for approximately 30 days thereafter and the attorneys for the Debtor or Reorganized Debtor shall give notice of the hearing in accordance with the Bankruptcy Rules. Objections to the applications must be filed with the Bankruptcy Court and served on the attorneys for the Debtor or Reorganized Debtor and the professional to whom the objections are addressed in accordance with the Bankruptcy Rules. Professionals may agree with the Debtor or Reorganized Debtor to receive payment in New Securities.

     4.3 BAR DATE FOR ALL OTHER ADMINISTRATIVE EXPENSES. All requests for payment of any other Allowed Administrative Expenses or Disputed Administrative Expenses, if not previously delivered to the Debtor, shall be filed with the Bankruptcy Court and delivered to the attorneys for the Reorganized Debtor on or before 30 days after the Effective Date or they shall be forever barred from payment by the Debtor, its Estate, the Reorganized Debtor or otherwise. The Reorganized Debtor shall be required to file any objection to any such request for payment within 180 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

     4.4 U.S. TRUSTEE QUARTERLY FEES. The Reorganized Debtor shall be responsible for timely payment of fees incurred pursuant to 28 U.S.C. section 1930(a)(6). After Confirmation, the Reorganized Debtor shall file with the Court and serve on the United States Trustee a quarterly Post-Confirmation Status Report for each quarter (or portion thereof) the Case remains open.

B.   PRIORITY TAX CLAIMS

     4.5 PRIORITY TAX ALLOWED CLAIMS. Priority Tax Allowed Claims are certain unsecured income, employment and other taxes of the kind described in section 507(a)(8) of the Bankruptcy Code. In accordance with section 1129(a)(9)(C) of the Bankruptcy Code, the holder of a Priority Tax Allowed Claim shall receive, on account of and in full satisfaction of the Priority Tax Allowed Claim, payment in full plus simple interest at 8% per year, amortized over six years, in 24 equal payments, the first payment due on the first day of the first full month after the Effective Date, and the remaining payments due every three months thereafter, or, at the Reorganized Debtor's option, Cash on the Effective Date equal to the amount of the Priority Tax Allowed Claim, unless the holder agrees to a different treatment.

C.   OTHER PROVISIONS

     4.6 MODIFICATION OF TREATMENT OF CLAIMS. The Debtor reserves for itself and the Reorganized Debtor the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the creditor or interest holder whose Allowed Claim or Interest, as applicable, is being adversely affected.

     4.7 SUBORDINATION PROVISIONS. The right or Claim of any entity to enforce a legal, equitable, contractual or other subordination provision, including any subordination provision contained in the Old Common Stock or Old Preferred Stock, and the right or Claim of any entity to receive, recover or be paid from or by the legal or beneficial holder of any Claim the Cash distributed under the Plan to such holder on account of any legal, equitable, contractual or other right, Claim or subordination provision, shall terminate on the Effective Date except to the extent such right or Claim is enforced pursuant to a specific provision in the Plan. The distribution of Cash or New Securities to the holder of an Allowed Claim in any Class on account of any legal, equitable, contractual or other right, Claim or subordination provision shall be in full satisfaction of such legal, equitable, contractual or other right, Claim or subordination provision.

     4.8 Any Allowed Claim by a present or former common shareholder of the Debtor or a Non-Debtor Affiliate asserted on account of such shareholder's purchase, sale, or ownership of securities of the Debtor or Non-Debtor Affiliates shall be deemed to be included in a newly created Class that is subordinated to all Allowed Claims or Allowed Interests that are senior or equal to the Allowed Claim or Allowed Interest represented by such security, except that if such security is Old Common Stock, such Allowed Claim shall have the same priority as Old Common Stock. The holder of an Allowed Claim or Allowed Interest in such Class shall not be entitled to any distributions under the Plan, because not all the holders of Allowed Claims in certain senior Classes, such as Classes 3 and 4, will be paid in full under the Plan. In addition, any Allowed

Claim for indemnification asserted by any person or entity that the Debtor sues before Confirmation shall be deemed to be included in a newly created Class that is subordinated to all other Allowed Claims and Allowed Interests. The holder of an Allowed Claim in such Class shall not be entitled to any distributions under the Plan, because not all the holders of Allowed Claims in certain senior Classes, such as Classes 3 and 4, will be paid in full under the Plan.

                    ARTICLE 5 - MEANS FOR PERFORMING THE PLAN

     5.1 FROM THE CONFIRMATION DATE TO THE EFFECTIVE DATE. Although the Plan will become effective only on the Effective Date, on and after the Confirmation Date until the Effective Date, the Debtor shall take or cause to be taken all actions which are necessary or appropriate to enable the Plan to become effective on the Effective Date and to implement and perform the Plan on and after the Effective Date.

     5.2 CREATION OF GOLDCO AND HOLDCO. On the Effective Date, the Debtor will be reorganized, and Goldco shall be capitalized, and shall be a wholly owned subsidiary of Holdco. The Board of Directors of Holdco will be authorized to change the place of incorporation of Holdco or Goldco and will be authorized to change the name of Holdco or Goldco without shareholder approval, as set forth in Article 5.18(b) of the Plan. The New Securities in Goldco and Holdco shall be issued pursuant to the provisions of the Plan and, except for the New Goldco Series 2 Warrants, the New Goldco Preferred Stock, the New Preferred Warrants, and any options or warrants issued after Confirmation pursuant to the Management Incentive Stock Option Plan and the Employee Stock Option Plan, under 11 U.S.C.section 1145. Holdco shall own all other subsidiaries not owned by Goldco and shall maintain the Debtor's other assets including, without limitation, the Debtor's Litigation Claims except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order. Goldco and Holdco will each have authorized 50,000,000 shares of New Goldco Common Stock and New Holdco Common Stock, with such rights, preferences, privileges, and restrictions as the Boards of Directors shall determine, with the par value to be determined pursuant to applicable law by the Board of Directors, after the Effective Date. The Reorganized Debtor will use its best efforts to have the New Holdco Common Stock listed for trading as expeditiously as possible and to maintain that listing.

     5.3 Goldco and Holdco shall be authorized to issue up to 10,000,000 shares of New Preferred Stock in one or more series with such rights, preferences, privileges, and restrictions as the Boards of Directors shall determine, with the par value to be determined pursuant to applicable law by the Board of Directors.

     5.4 APPOINTMENT OF NEW BOARD OF DIRECTORS. Effective on the Effective Date, the Confirmation Order shall appoint an initial Board of Directors for Holdco. The initial Board of Directors shall be classified with three classes of Directors with staggered three-year terms. There will be three members on the new Boards of Directors as follows:

         Mark Zucker - Class 1
         Divo Milan - Class 2
         Selwyn Kossuth - Class 3

     5.5 Class 1 Directors' terms will expire in 2001; Class 2 Directors' terms will expire in 2002; and Class 3 Directors' terms will expire in 2003. Upon all subsequent elections, each Class of Directors will be elected for a three year term.

     5.6 NEW HOLDCO AND GOLDCO WARRANTS. Upon the Effective Date, pursuant to section 1145 of the Bankruptcy Code, the New Holdco Warrants shall be issued to each Holder of New Holdco Common Stock, one New Holdco Warrant for each share of New Holdco Common Stock. The New Holdco Warrants will be exercisable at $6 each for a term of one year after the Effective Date and will be detachable from and independently tradeable from shares of New Holdco Common Stock within six months after the Effective Date. Upon the Effective Date, pursuant to section 1145 of the Bankruptcy Code, the New Goldco Warrants will be issued to each Holder of New Holdco Common

Stock, one New Goldco Warrant for each share of New Holdco Common Stock. The New Goldco Warrants shall not be tradeable or transferable in any manner separately, but will be tradeable solely in combination with the New Holdco Common Stock. The New Goldco Warrants shall be callable by the Holdco Board of Directors within the two years after the Effective Date upon the terms and conditions determined by the Board of Directors of Holdco, at which time they will be exchanged for all or a portion of New Goldco Common Stock, at the sole discretion of the Board of Directors of Holdco. The New Goldco Series 2 Warrants will be issued if necessary as determined by the Goldco Board of Directors and will specifically be used to raise additional funds for the operations of Goldco or for litigation if necessary. The Board of Directors of Goldco shall have the authority to determine the rights, preferences, privileges and restrictions granted to or imposed on the New Goldco Series 2 Warrants, which, if issued, shall not be issued pursuant to section 1145 of the Bankruptcy Code.

     5.7 IMPLEMENTATION OF EMPLOYEE STOCK OPTION PLAN AND MANAGEMENT INCENTIVE STOCK OPTION PLAN, EXERCISE OF MANAGEMENT OPTIONS. Upon the Effective Date, the Employee Stock Option Plan (a new employee stock option plan for the employees of the Reorganized Debtor and its subsidiaries that provides for the granting of options for up to 10% of the total outstanding shares of the common stock in the Reorganized Debtor) and the Management Incentive Stock Option Plan (a new or restated management incentive stock option plan that provides for granting of options for up to 7% of the total outstanding shares of common stock in the Reorganized Debtor) shall be implemented. If Goldco is spun out to the Holdco shareholders, then a mirror-image management incentive stock option plan and an employee stock option plan shall be authorized and adopted by Goldco. All Stock Option Plans will be administered by the appropriate Board of Directors or committee thereof in conformance with all applicable rules of the Securities and Exchange Commission and the Internal Revenue Service. The existing Management Options shall be exercised prior to the

Effective Date so that they are converted into Old Preferred Stock, and will then be treated as provided for in Class 5.

     5.8 TRANSFER OF PROPERTY TO THE REORGANIZED DEBTOR. On the Effective Date, all property of the Debtor, its Estate and the Non-Debtor Affiliates, including all property subject to options granted to third parties, all Litigation Claims (except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order), all rights to acquire property, all contracts, leases and other agreements entered into by the Debtor in Possession on or after the Petition Date, which contracts, leases or other agreements have not expired or been terminated or assigned, and including all Cash from the sales or dispositions of property or Litigation Claims from the Petition Date to the Effective Date, all of which were made in contemplation of the Plan, shall be transferred to and vested in Holdco free and clear of all liens, Claims, encumbrances and other interests, except as expressly provided in the Plan or the Confirmation Order. Holdco shall receive all Cash and marketable securities, 100% of the New Goldco Common Stock, the Litigation Claims (except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order), the Debtor's interest in Auromar Development Corporation, and all other property not transferred to Goldco. Neither the Debtor, its Estate, the Non-Debtor Affiliates, nor any other person or entity shall retain any interest in the property transferred to Holdco. Thereupon, except as provided in the Plan, the Reorganized Debtor will own and manage such property without further jurisdiction, restriction, or supervision of or by the Court, except to the extent necessary to implement or consummate the provisions of the Plan.

     5.9 TRANSFER OF STOCK OWNED BY REORGANIZED DEBTOR IN KIND. Pursuant to the Plan, the Reorganized Debtor may distribute, in whole or in part, on a pro rata basis, to the holders of New Holdco Common Stock the shares it holds in the stock of other publicly traded companies. Any such distribution will be made pursuant to all applicable securities laws and not pursuant to section 1145 of the Bankruptcy Code.

     5.10 SALE OR OTHER DISPOSITION OF PROPERTY. After the Effective Date, the Reorganized Debtor may use, acquire, sell or otherwise dispose of their Assets in accordance with the Plan without supervision of or approval by the Bankruptcy Court or the United States Trustee and free of any restrictions in the Bankruptcy Code or the Bankruptcy Rules.

     5.11 PRESERVATION AND RETENTION OF ALL LITIGATION CLAIMS. On the Effective Date, all Litigation Claims shall be retained by, and/or transferred to and vested in Holdco, free and clear of all liens, Claims, encumbrances and other interests, except as expressly provided in the Plan or the Confirmation Order, and except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order, and subject to all defenses and setoffs. Holdco shall have all of the rights, Claims, powers, objections and actions of the Debtor and its Estate under sections 363, 365, and sections 501 to 558, inclusive, of the Bankruptcy Code, and of the Non-Debtor Affiliates. Except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order, the Litigation Claims retained shall be all of those Litigation Claims initiated by the Debtor prior to the Effective Date, as well as all Litigation Claims listed on Exhibit "1" hereto, "Preserved and Retained Litigation Claims", as well as all Litigation Claims subsequently discovered by Holdco.

     5.12 INVESTIGATION AND PROSECUTION OF LITIGATION CLAIMS. Holdco shall investigate the Litigation Claims and determine which, if any, should be prosecuted in its sole discretion. Holdco intends to continue investigating and pursuing all Litigation Claims listed on Exhibit "1". All Litigation Claims of the Debtor, its Estate, and the Consolidated Non-Debtor Affiliates are preserved by the Plan and Holdco shall have full power and authority to prosecute, settle, adjust, retain, enforce or abandon any Litigation Claim as representative of the Estate under section 1123(b) of the Bankruptcy Code or otherwise in accordance with the Plan without supervision of or approval by the Bankruptcy Court or the United States Trustee and free of any restriction in the

Bankruptcy Code or the Bankruptcy Rules. Holdco shall automatically be substituted as a party in place of the Debtor, Non-Debtor Affiliate or any Creditors' or Equity Committee in any Litigation Claims pending on the Effective Date. After the Effective Date, all Litigation Claims shall be filed and prosecuted in the name of Holdco. The consolidation, merger, combination, winding-up, liquidation or dissolution of any of the Non-Debtor Affiliates contemplated under the Plan shall not eliminate any Claim, including any Litigation Claim, or any counterclaim, defense or objection that existed prior to such substantive consolidation, merger, combination, winding-up, liquidation or dissolution. Holdco expects that in the course of its investigation of potential Litigation Claims that it will discover additional facts, legal theories, and even defendants, and fully intends to pursue all such new Litigation Claims against any and all responsible parties, on any and all available theories of recovery, to the extent economically practical, within the sole discretion of Holdco. To the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order, all provisions of this section on "Investigation and Prosecution of Litigation Claims" shall be deemed to be modified as necessary to conform to such Court order.

     5.13 CANCELLATION OF OLD SECURITIES, SETTLEMENT AND WAIVER OF PLACEMENT AGENT WARRANTS, MUTUAL GENERAL RELEASES WITH PLACEMENT AGENT PARTIES. On the Effective Date, the Old Securities and all securities, debt instruments, warrants, stock options and indentures and similar instruments issued by the Debtor, along with all associated contractual or other rights, shall be terminated, cancelled and rejected. On and after the Effective Date, all indentures, notes, securities, certificates, warrants, stock options and other evidence of any Claim or Interest shall represent only the right to participate in distributions under the Plan, except as otherwise expressly provided in the Plan. All Treasury Stock shall be cancelled as of the Effective Date.

     5.14 The Placement Agent Warrants shall be cancelled and terminated as of the Effective Date, and the Placement Agent Parties and the Debtor shall issue each other mutual general releases, including waivers under section 1542 of the California Civil

Code, in exchange for the Placement Agent Parties' waiver of any and all rights to receive any distributions, including but not limited to distributions of cash, Old Preferred Stock, New Holdco Common Stock, New Goldco Common Stock, New Holdco Warrants, New Goldco Warrants or New Goldco Series 2 Warrants, on account of their interest in the Placement Agent Warrants.

     5.15 SETOFF. Holdco may, pursuant to sections 553 and 558 of the Bankruptcy Code or applicable nonbankruptcy law, set off or recoup against an Allowed Administrative Expense, Allowed Claim, or Interest, before any distribution is made on account of the Allowed Administrative Expense, Allowed Claim or Interest, and any and all of the Claims, rights, causes of action, counterclaims, defenses and objections that the Debtor, its Estate, or any Non-Debtor Affiliate may hold against the holder of an Allowed Administrative Expense, Allowed Claim, or Allowed Interest. However, any failure to effect such setoff or recoupment or the allowance of any Allowed Administrative Expense, Allowed Claim, or Allowed Interest shall not constitute any waiver or release of any Claim, right, cause of action, counterclaim, defense or objection and full recovery of such Claim, right, cause of action, counterclaim, defense or objection shall be allowed.

     5.16 EMPLOYMENT OF OFFICERS, EMPLOYEES AND PROFESSIONALS. On and after the Effective Date, the Reorganized Debtor may employ and compensate such officers, employees, professionals, agents and representatives, including disbursing agents, as the Reorganized Debtor determines is necessary or appropriate under the Plan without any supervision of or approval by the Bankruptcy Court or the United States Trustee. The Reorganized Debtor shall act as the Disbursing Agent under the Plan. No other entity or individual shall have any responsibility for consummating or ensuring consummation of the Reorganized Debtor's obligations under the Plan, including the Debtor's bankruptcy counsel.

     5.17 REVIEW OF AND OBJECTIONS TO EXPENSES, CLAIMS AND INTERESTS. On and after the Effective Date, the Reorganized Debtor, Holdco, shall be the sole representative of the Debtor's Estate entitled to review and, where necessary or appropriate, object to Administrative Expenses, Claims and Interests, which shall thereafter be Resolved in accordance with the Bankruptcy Code and the Bankruptcy Rules. Unless otherwise ordered by the Bankruptcy Court, objections to Administrative Expenses shall be filed and served within 180 days after the Effective Date and objections to Claims and Interests shall be filed within 180 days after the Effective Date.

     5.18     CORPORATE MATTERS

     a. The Articles of Incorporation of Holdco and Goldco will be amended to prohibit the issuance of non-voting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. The Articles of Incorporation and Bylaws for Holdco and Goldco shall be filed with the Bankruptcy Court.

     b. The Board of Directors of Holdco will be authorized, without shareholder approval, to change the place of incorporation of Holdco to any state or territory of the United States and to change the place of incorporation of Goldco to any state or territory of the United States or to any foreign jurisdiction, provided that shareholders holding at least 60% of the New Holdco Common Stock consent in writing to such change. The Board of Directors of Holdco will also be authorized, without shareholder approval, to change the name of Holdco or Goldco. The Board of Directors of Holdco shall be authorized to determine the par value of the New Holdco Common Stock and New Goldco Common Stock, as well as the New Preferred Stock of Holdco or Goldco after the Effective Date.

     c. The By-Laws and, if necessary, Articles of Incorporation of both Holdco and Goldco shall be amended to provide that the vote of 60% of all outstanding shares of New Common Stock will be required for the approval of all matters which have not been previously approved by a majority of the Board of Directors. The By-Laws and, if necessary, Articles of Incorporation of both Holdco and Goldco shall be amended to provide that in the event the Board of Directors has approved the proposed action and applicable state or other corporate law requires that there be an affirmative vote of more than a majority of the outstanding class of stock entitled to vote thereon, the proposed action shall be approved by the affirmative vote or written consent of more than 50% of the outstanding class of stock.

     d. The Board of Directors of Holdco shall be authorized to amend the By-Laws and Articles of Incorporation of Holdco to include any and all customary provisions to prevent unfair attempts to take over Holdco, such as provisions for the issuance of the New Preferred Warrants or similar securities, but shall not, without the written consent of the holders of 60% of all outstanding shares of New Common Stock, (i) eliminate the right of 60% of the holders of all outstanding shares of New Common Stock to call a special meeting of shareholders, (ii) eliminate the right of 60% of the holders of all outstanding shares of New Common Stock to act by written consent, or (iii) create a second class of common stock with superior voting rights to the New Common Stock.

     e. The by-laws, and if necessary, the Articles of Incorporation of Holdco and Goldco shall be amended to provide for the broadest indemnification permissible under the applicable corporate law for Holdco and Goldco.

     f. The Board of Directors of Holdco shall be authorized, but not required, to take any and all steps necessary to effectuate a quasi-reorganization under applicable Generally Accepted Accounting Principles.

     g. After the Effective Date, the Reorganized Debtor shall cause each of the non-operating Non-Debtor Affiliates listed on Exhibit "2" to cease all business, and to be merged, combined or consolidated, as the case may be, and/or to be wound-up, liquidated, dissolved and terminated. All property of each Non-Debtor Affiliate shall become direct or indirect Assets of Holdco, free and clear of all Liens, Claims, encumbrances or other interests, in a manner satisfactory to the Reorganized Debtor through the enforcement of intercompany Claims of the Debtor against one or more of the Non-Debtor Affiliates, merger, combination, consolidation, liquidation or dissolution, whichever method is most advantageous to the Reorganized Debtor under applicable tax and creditors' rights laws. The Non-Debtor Affiliates shall retain no interest in any property transferred to Holdco. Holdco may, but shall not be obligated to, pay the expenses of merging, combining, consolidating, winding up, liquidating, dissolving and terminating the Non-Debtor Affiliates, including the preparation and filing of any tax reports or returns that may be required before, during or after the winding up, liquidation, dissolution and termination of the Non-Debtor Affiliates. Neither the Debtor, its Estate, the Reorganized Debtor, nor any of their current officers, directors, owners, partners, beneficiaries, employees, professionals, agents or representatives shall have any liability or obligation on account of any Claim against any of the Non-Debtor Affiliates.

     h. Entry of the Confirmation Order on the dockets for the Case shall constitute all approvals, consents and actions required by any governmental units, applicable law, or stockholders, directors, partners, officers, employees or representatives of the Debtor or Non-Debtor Affiliates under applicable law or any documents, instruments or agreements to take all corporate, partnership and other actions that are specified in the Plan or the Confirmation Order or that are necessary or appropriate to perform the Plan.

     5.19 EXEMPTION FROM SECURITIES REGISTRATION. Pursuant to section 1145 of the Bankruptcy Code, any New Securities that are distributed, offered or sold, or deemed distributed offered or sold, under or pursuant to the Plan, excluding the New Goldco Series 2 Warrants, the New Preferred Stock, the New Preferred Warrants, and any options or warrants issued after Confirmation pursuant to the Management Incentive Stock Option Plan and the Employee Stock Option Plan, shall be exempt from the requirements of the Securities Act of 1933, 15 U.S.C. section 77e, and any State or local law requiring registration for the offer or sale of securities.

     5.20 CREDITORS' COMMITTEE OR EQUITY SECURITY HOLDERS' COMMITTEE. On the Effective Date, any Creditors' Committee or any Equity Committee, if formed by the

United States Trustee, shall be automatically dissolved and terminated without further action by the Court, the Debtor, or the Reorganized Debtor.

     5.21 NO TRANSFERS OF CLAIMS OR INTERESTS AFTER THE CONFIRMATION DATE. On and after the Confirmation Date, neither the Debtor nor the Reorganized Debtor, the Bankruptcy Court or the Clerk of the Bankruptcy Court shall honor, record or recognize, as against the Debtor, the Reorganized Debtor and their representatives, successors and assigns, the transfer of any Administrative Expense, Claim or Interest, including without limitation any Claim or Interest based on the Old Preferred Stock, its associated Delisting Charge or Redemption Rights, or any Interest based on the Old Common Stock.

                    ARTICLE 6 - DISTRIBUTIONS UNDER THE PLAN

     6.1 BY THE REORGANIZED DEBTOR, HOLDCO. All distributions of Cash under the Plan on and after the Effective Date shall be made by the Reorganized Debtor, Holdco.

     6.2 BY HOLDCO AND GOLDCO, All distributions of New Securities shall be made by Holdco or Goldco, as the case may be.

     6.3 ASSIGNABILITY OF DISTRIBUTIONS Each Holder of an Allowed Claim or Allowed Interest may, within 60 days of the Effective Date notify the Reorganized Debtor in writing that its distribution of cash or New Securities, as the case may be, shall be disbursed to another entity or person nominated or designated.

     6.4 DISTRIBUTION OF CASH. All distributions of Cash by Reorganized Debtor, Holdco, shall be made in lawful currency of the United States, by checks drawn on or, at the option of Holdco, wire transfers from one or more United States banks selected by Holdco. Holdco may employ one or more disbursing agents to make distributions of Cash pursuant to the Plan.

     6.5 Any and all checks issued on account of Allowed Administrative Expenses or Allowed Claims shall be null and void if not cashed within six months of issuance. Thereafter, all Allowed Administrative Expenses and Allowed Claims in respect of null and void checks shall be forever barred from any distributions from the Reorganized Debtor and the Cash represented by the null and void checks shall be the property of the Reorganized Debtor.

     6.6 DELIVERY OF DISTRIBUTIONS. Unless otherwise agreed by the Reorganized Debtor, each distribution of Cash or securities on each Distribution Date shall be made by first class United States Mail, postage prepaid, to the holder of an Allowed Administrative Expense or Allowed Claim as of the corresponding Distribution Record Date to the latest address set forth on a request for payment of an Allowed Administrative Expense, a Proof of Claim filed with the Bankruptcy Court on account of an Allowed Claim or Allowed Interest, the Schedules, or the most recent distribution list provided by a holder of an Allowed Claim or Interest or a written notice of change of address delivered to the Debtor or the Reorganized Debtor after the Effective Date, or a notice delivered to the Debtor or the Reorganized Debtor under Bankruptcy Rule 3001 identifying the name and address of the entity to whom an Allowed Administrative Expense or an Allowed Claim or Interest has been transferred, whichever is the most recent. The Reorganized Debtor shall not be required to make any other effort to locate or ascertain any address for any distribution.

     6.7 UNCLAIMED DISTRIBUTIONS. Any distributions of Cash or securities under the Plan that are returned as unclaimed or undeliverable shall be allocated to a reserve administered by the Reorganized Debtor (the "Reserve for Unclaimed Distributions") for one year after the distribution was first attempted. If the Reorganized Debtor thereafter receives written notice of the then current address to which the distribution should be made during the one-year period after the distribution was first attempted, the Reorganized Debtor shall make the distribution from the Reserve for Unclaimed Distributions to the designated address without interest. Any and all Allowed Administrative Expenses or Allowed Claims or Allowed Interests in respect of distributions of Cash or Old Securities that remain unclaimed or undeliverable one year after distribution was first attempted shall be forever barred from any distributions from the Reorganized Debtor and the New Common Stock, New Warrants, and Cash represented by the unclaimed or undeliverable distribution shall be the property of the Reorganized Debtor.

     6.8 SURRENDER OF SECURITIES. IN ACCORDANCE WITH SECTION 1143 OF THE BANKRUPTCY CODE, IT SHALL BE A CONDITION TO ANY DISTRIBUTION TO THE HOLDER OF AN ALLOWED CLAIM OR INTEREST THAT ANY SECURITY ON WHICH THE ALLOWED CLAIM IS BASED, INCLUDING WITHOUT LIMITATION THE OLD PREFERRED STOCK AND OLD COMMON STOCK, SHALL BE SURRENDERED TO THE REORGANIZED DEBTOR OR ITS DESIGNATED REPRESENTATIVE FOR CANCELLATION WITHIN ONE YEAR AFTER THE CONFIRMATION DATE OR THE HOLDER OF THE ALLOWED CLAIM OR ALLOWED INTEREST SHALL BE FOREVER BARRED FROM RECEIVING ANY DISTRIBUTIONS FROM THE REORGANIZED DEBTOR.

     6.9 If a security to be surrendered under the Plan is lost, stolen, mutilated or destroyed, the security shall be deemed surrendered when the Reorganized Debtor or its designated representative receives satisfactory evidence of the loss, theft, mutilation or destruction of the security or an affidavit from the holder of the security in accordance with Division 8 of the California Uniform Commercial Code.

     6.10 The Reorganized Debtor and transfer agent for the Old Securities, and all other intermediaries, brokers or depositories, shall cooperate with the Reorganized Debtor and the holders of Allowed Claims or Allowed Interests in surrendering the securities to the Reorganized Debtor and shall cooperate with Reorganized Debtor in facilitating the Reorganized Debtor's distributions to the holders of the Allowed Claims and Allowed Interests. The Reorganized Debtor shall be authorized to pay any reasonable costs or expenses incurred by such entities in cooperating with the Reorganized Debtor.

     6.11 PAYMENT OF RESOLVED DISPUTED ADMINISTRATIVE EXPENSES AND DISPUTED CLAIMS. After a Disputed Administrative Expense or Disputed Claim or Disputed

Interest is Resolved as qualifying as an Allowed Administrative Expense or Allowed Claim, the Reorganized Debtor, Holdco, shall make the appropriate distribution of Cash or New Securities to the holder of the Allowed Administrative Expense, Allowed Claim, or Allowed Interest. If an entity holds one or more Allowed Administrative Expenses, Allowed Claims, or Allowed Interests and one or more Disputed Administrative Expenses or Disputed Claims or Disputed Interests, no distribution of Cash or New Securities shall be made to that entity until all Disputed Administrative Expenses, Disputed Claims, and Disputed Interests held by that entity have been Resolved.

     6.12 THE CLAIMS AND INTEREST REGISTER, REQUIREMENT OF IDENTIFICATION OF BENEFICIAL INTEREST HOLDERS. The Reorganized Debtor shall maintain a Claims and Interest Register which shall list (a) the current name and address of the holder of each Allowed Administrative Expense, Disputed Administrative Expense, Allowed Claim, Allowed Interest, and Disputed Claim or Disputed Interest, based on written requests for payment of Allowed Administrative Expenses or Disputed Administrative Expenses or proofs of Claims or Interests filed with the Bankruptcy Court on account of Allowed Claims, Disputed Claims or Interests, or the Schedules or the most recent distribution lists provided by any Claim or Interest holder or a written notice of a change of address delivered to the Reorganized Debtor after the Effective Date, or a notice delivered to the Debtor or the Reorganized Debtor under Bankruptcy Code 3001 identifying the name and address of the entity to whom an Allowed Administrative Claim, a Disputed Administrative Expense, an Allowed Claim, Allowed Interest or a Disputed Claim or Disputed Interest has been transferred, whichever is the most recent, (b) the amount of each claim and Interest, (c) the Class of each Claim and Interest, and (d) the amount of Cash or New Securities that has been distributed to the holder of each Allowed Administrative Expense, Allowed Claim, or Allowed Interest.

     6.13 The Claims and Interest Register shall be updated periodically. The Reorganized Debtor shall establish the Claims and Interest Register that is to be used to make distributions of Cash and Securities on any Distribution Date on or before the corresponding Distribution Record Date. The Reorganized Debtor shall not be required to revise the Claims and Interest Register during the period from the Distribution Record Date to the corresponding Distribution Date.

     6.14 The Reorganized Debtor shall be entitled, on written request to the clearing house, brokerage, investment bank, nominee or other holder or representative of a claim or interest, to require the identification of the beneficial holder of such claim or interest on the Petition Date, the Effective Date or any Distribution Record Date. If the identity of the beneficial holder of such claim or interest is not provided within 90 days of such written request, the Reorganized Debtor shall be entitled to treat such claim or interest as disputed, and subject to the provisions of Article 6 of the Plan shall be entitled to hold any distributions otherwise payable on behalf of such claim or interest until such claim or interest becomes an Allowed Claim or Allowed Interest.

     6.15 TAX REQUIREMENTS. The Reorganized Debtor shall comply with all payment, withholding and reporting requirements imposed by any federal, state or local laws. All distributions of Cash by the Reorganized Debtor shall be subject to all such payment, withholding and reporting requirements. The Reorganized Debtor shall report and pay any taxes that may be imposed on the Reorganized Debtor by any federal, state or local laws.

              ARTICLE 7 - EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     7.1 REJECTION. All executory contracts and unexpired leases of the Debtor, including but not limited to those executory contracts and unexpired leases listed on Exhibit "4" to the Plan entitled "Schedule of Rejected Executory Contracts and Unexpired Leases", shall be rejected as of the Effective Date, unless:

     7.2 Such executory contracts or unexpired leases were previously assumed or rejected pursuant to a Final Order;

     7.3 Such executory contracts or unexpired leases are listed on Exhibit "5" to the Plan entitled "Schedule of Assumed Executory Contracts and Unexpired Leases"; or

     7.4 Such executory contracts or unexpired leases expired or were terminated in accordance with their terms prior to the Effective Date.

     7.5 Rejection Of Preferred Stock Investment Agreements and Old Warrants. As reflected on Exhibit "4", to the extent that the Investment Agreements dated April 11, 1997 and September 2, 1997, are executory contracts, and upon the conversion and exercise of rights pursuant to the Preferred Stock Investment Agreements as described in the Plan, they are rejected pursuant to the Plan. All Old Warrants shall be rejected pursuant to the Plan, except for the Management Options.

     7.6 APPROVAL OF REJECTION. The Confirmation Order shall constitute an order approving the rejection of the executory contracts and unexpired leases described above.

     7.7 BAR DATE FOR REJECTION OBJECTIONS AND REJECTION CLAIMS. PROOFS OF CLAIM BASED ON THE REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED UNDER THE PLAN AS OF THE EFFECTIVE DATE AND ANY OBJECTION TO THE REJECTION OF SUCH EXECUTORY CONTRACTS OR UNEXPIRED LEASES MUST BE FILED WITH THE BANKRUPTCY COURT AND DELIVERED TO THE ATTORNEYS FOR THE DEBTOR ON OR BEFORE THE DATE AND TIME SET BY THE BANKRUPTCY COURT AS THE LAST DATE AND TIME ON WHICH TO FILE AND DELIVER OBJECTIONS TO THE CONFIRMATION OF THE PLAN OR THEY SHALL BE FOREVER BARRED. ANY CLAIM ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR UNEXPIRED LEASE SHALL BE TREATED AS A DISPUTED CLAIM AND SHALL BE REVIEWED AND, WHERE NECESSARY OR APPROPRIATE, OBJECTED TO BY THE DEBTOR OR REORGANIZED DEBTOR AND RESOLVED IN ACCORDANCE WITH THE BANKRUPTCY CODE AND THE BANKRUPTCY RULES. ANY ALLOWED CLAIM ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR UNEXPIRED LEASE SHALL QUALIFY FOR INCLUSION IN CLASS

2, UNLESS OTHERWISE DETERMINED BY THE BANKRUPTCY COURT IN A FINAL ORDER, OR AS OTHERWISE PROVIDED IN THE PLAN.

     7.8 ASSUMPTION. From and after the Effective Date, each executory contract and unexpired lease of the Debtor listed on Exhibit "5" to the Plan entitled "Schedule of Assumed Executory Contracts and Unexpired Leases" shall, subject to the requirements of section 365(b) and (f) of the Bankruptcy Code, be assumed and assigned to the Reorganized Debtor, Holdco, on the Effective Date, unless (a) such executory contracts or unexpired leases were previously assumed or rejected pursuant to a Final Order or (b) such executory contracts or unexpired leases expired or were terminated in accordance with their terms prior to the Effective Date.

     7.9 ASSUMPTION CURE PAYMENTS. Unless there is a specific amount designated on Exhibit "5" to the Plan for a particular executory contract or unexpired lease to be assumed and assigned pursuant to the Plan, the Debtor has determined that there are no unpaid amounts or defaults that must be paid or cured as a condition to assumption and assignment under section 365(b) and
(f) of the Bankruptcy Code. Any unpaid amounts or defaults set forth on Exhibit "5" that must be paid as a condition to assumption and assignment under section 365(b) and (f) of the Bankruptcy Code will be paid by the Debtor or Reorganized Debtor, Holdco, as Allowed Administrative Expenses on the date the assumption and assignment becomes effective.

     7.10 BAR DATE FOR ASSUMPTION OBJECTIONS AND ASSUMPTION CURE CLAIMS. ANY OBJECTION TO THE ASSUMPTION AND ASSIGNMENT OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE AND ANY PROOF OF CLAIM TO ASSERT THAT THERE ARE UNPAID AMOUNTS OR DEFAULTS THAT MUST BE PAID OR CURED IN ADDITION TO THOSE SET FORTH ON EXHIBIT "5", IF ANY, AS A CONDITION TO THE ASSUMPTION AND ASSIGNMENT OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE ("CURE CLAIM") MUST BE FILED WITH THE BANKRUPTCY COURT AND DELIVERED TO THE ATTORNEYS FOR THE DEBTOR ON OR BEFORE THE DATE AND TIME SET BY THE

BANKRUPTCY COURT AS THE LAST DATE AND TIME ON WHICH TO FILE AND DELIVER OBJECTIONS TO THE CONFIRMATION OF THE PLAN OR THE HOLDER OF THE OBJECTIONS OR CURE CLAIM SHALL BE FOREVER ESTOPPED FROM ASSERTING SUCH OBJECTION OR CURE CLAIM. THE DEBTOR RESERVES THE RIGHT TO REJECT ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE WITH RESPECT TO WHICH ANY SUCH OBJECTION OR CURE CLAIM IS FILED. THE DEBTOR WILL REQUEST THAT THE BANKRUPTCY COURT RESOLVE ANY SUCH OBJECTION AT THE HEARING ON THE CONFIRMATION OF THE PLAN. ANY CURE CLAIM SHALL BE TREATED AS A DISPUTED ADMINISTRATIVE EXPENSE UNDER THE PLAN AND SHALL BE REVIEWED AND, WHERE NECESSARY OR APPROPRIATE, OBJECTED TO BY THE DEBTOR OR REORGANIZED DEBTOR AND THEREAFTER RESOLVED IN ACCORDANCE WITH THE BANKRUPTCY CODE AND THE BANKRUPTCY RULES.

     7.11 APPROVAL OF ASSUMPTION AND ASSIGNMENT. The Confirmation Order shall constitute an order approving the assumption and assignment of the executory contracts and unexpired leases described above. Pursuant to section 365(k) of the Bankruptcy Code, the assignment of the executory contracts and unexpired leases described above to the Reorganized Debtor shall relieve the Debtor from any liability for any breach of such contract or lease. Any executory contract or unexpired lease that is inadvertently omitted from the Schedule of Assumed Executory Contracts and Unexpired Leases may, subject to the requirements of section 365(b) of the Bankruptcy Code, be assumed and assigned to the Reorganized Debtor pursuant to Final Order entered after the Effective Date upon motion and after notice and opportunity for hearing in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                 ARTICLE 8 - EFFECT OF CONFIRMATION OF THE PLAN

     8.1 DISCHARGE. The Plan provides for the reorganization of all of the Debtor's Assets, and the Discharge of the Debtor pursuant to 11 U.S.C.
Section 1141(d). The rights
afforded in the Plan, and the treatment of all Claims and Interests therein, will be in exchange for, and in complete satisfaction, discharge, and release of, all Claims and Interests, including any interest accrued on such Claims and Interests from and after the Petition Date, against the Debtor, the Reorganized Debtor, and any of their assets.

     8.2 Except as otherwise provided in the Plan or in the Confirmation Order, on the Effective Date, the Debtor shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interest that arose before the entry of the Confirmation Order, including any interest accrued on such Claims from and after the Petition Date, against the Debtor, the Reorganized Debtor, and any of their assets, and all debts of the kind specified in sections 502(g), 502(h), and 502(i) of the Bankruptcy Code. The discharge and release shall be effective in each case whether or not (a) a proof of Claim or Interest was filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest is allowed pursuant to the Bankruptcy Code, or (c) the Holder of a Claim or Interest has accepted the Plan.

     8.3 Confirmation shall bind the Debtor, the Reorganized Debtor, any entity acquiring property under the Plan, all Creditors and Interest Holders and each of such Creditors' and Interest Holders' successors and assigns, and other parties in interest to the provisions of the Plan, whether or not the Claim or Interest of such Creditor or Interest Holder is impaired under the Plan and whether or not such Creditor or Interest Holder has accepted the Plan.

     8.4 Except as otherwise provided in the Plan or in the Confirmation Order, all parties shall be permanently enjoined by section 524 of the Bankruptcy Code from asserting against the Debtor, the Reorganized Debtor, their successors, and their assets and properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred before Confirmation. The discharge shall void any judgment against the Debtor or the

Reorganized Debtor at any time obtained to the extent that it relates to a Claim or Interest discharged hereby.

     8.5 On and after the Effective Date, all parties that have held, currently hold, or may hold a Claim or Interest discharged pursuant to the terms of the Plan shall be permanently enjoined by section 524 of the Bankruptcy Code from taking any of the following actions on account of any such discharged Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Reorganized Debtor, their successors, and their assets and properties; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, their successors, and their assets and properties; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, their successors, and their assets and properties; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to the Debtor, the Reorganized Debtor, their successors, and their assets and properties; and
(e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any person violating such injunction may be liable for actual damages, including costs and attorneys' fees and, in appropriate circumstances, punitive damages.

     8.6 To the extent that the terms of the Plan and Confirmation Order are inconsistent with any prior Final Orders of the Bankruptcy Court, the terms of the Plan and Confirmation Order shall control the terms of such inconsistent Prior Orders.

     8.7 Nothing contained in Article VIII of the Plan shall limit the effect of Confirmation as described in section 1141 of the Bankruptcy Code.

     8.8 REVESTING OF PROPERTY. Pursuant to Articles 5.8-5.12 of the Plan, all property of the Debtor, its Estate, and certain Non-Debtor Affiliates including, without limitation, all Litigation Claims (except to the extent that any other party is authorized to assert any Litigation Claims on behalf of the Estate pursuant to Court order) shall be transferred to and vested in the Reorganized Debtor on the Effective Date.

     8.9 MODIFICATION OF THE PLAN. The Plan Proponent may modify the Plan at any time before Confirmation pursuant to section 1127 of the Bankruptcy Code. The Bankruptcy Court may require a new disclosure statement and/or revoting on the Plan if the Plan Proponent modifies the Plan before Confirmation, unless the Bankruptcy Court finds that the proposed modification does not adversely change the treatment of any Claim or Interest held by any entity that has not accepted the modification in writing in accordance with Bankruptcy Rule 3019. The Plan Proponent may also seek to modify the Plan at any time after Confirmation pursuant to section 1127 of the Bankruptcy Code so long as (1) the Plan has not been substantially consummated AND (2) if the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

     8.10 CHANGES IN RATES SUBJECT TO REGULATORY COMMISSION APPROVAL. The Debtor is not regulated by a governmental regulatory commission. Therefore, the Debtor is not subject to governmental regulatory commission approval of their rates within the meaning of section 1129(a)(6) of the Bankruptcy Code.

     8.11 POST-CONFIRMATION STATUS REPORT. On the first Business Day that is 120 days after the Confirmation Date, the Reorganized Debtor shall file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the members of the Official Committee of Creditors Holding Unsecured Claims and the Committee's bankruptcy counsel, and the Special Notice Entities. Unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtor shall continue to file and serve status reports on the first date that is a Business Day every 120 days after the first status report is filed and served.

     8.12 FINAL DECREE. After the Estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other such entity as the Bankruptcy Court shall designate in the Confirmation Order, shall file a motion with the Bankruptcy

Court to obtain a final decree to close the Case in accordance with section 350 of the Bankruptcy Code.

     8.13 RELEASE AND GOOD FAITH FINDING. Confirmation of the Plan shall constitute a finding that (i) the Plan has been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code and (ii) the solicitation of acceptances or rejections of the Plan by all Persons (except as set forth below) and the offer, issuance, sale, or purchase of a security offered or sold under the Plan has been in good faith and in compliance with all applicable provisions of the Bankruptcy Code. Accordingly, on the Effective Date, each of the officers and directors and employees of the Debtor and the Non-Debtor Affiliates, each of the members of the Committee, and each of the advisors and attorneys of the Debtor and Committee listed on Exhibit "3" to the Plan, but specifically excluding Amyn Dahya and every other person or entity listed on Exhibit "1" to the Plan, will be deemed exculpated by Holders of Claims against and Interests in the Debtor and other parties in interest to the Case from any and all claims, causes of action, and other assertions of liability (including breach of fiduciary duty) arising out of or related to any act taken in good faith or omission made in good faith and in compliance with all applicable provisions of the Bankruptcy Code in connection with or related to the Debtor, the Case, acts taken with respect to all Litigation Claims, the exercise by such entities of their functions as members of or advisors to or attorneys for any such individuals or Committee or otherwise under applicable law, and the formulation, negotiation, preparation, dissemination, Confirmation, and consummation of the Plan and Disclosure Statement and any agreement, instrument, or other document issued under the Plan or related to the Plan or any distribution of property pursuant to the Plan. Nevertheless, this provision will have no effect on liability for any act or omission of the officers and directors and employees of the Debtor and the Non-Debtor Affiliates, the members of the Committee, and each of their advisors and attorneys to the extent that such act or omission is ULTRA VIRES or constitutes actual fraud. Nothing contained herein shall limit or restrict the right of the Debtor, Reorganized

Debtor and/or any person or entity authorized by the Bankruptcy Court to bring any Litigation Claims, and no such person or entity sued by the Debtor or Reorganized Debtor, either before or after the Effective Date, shall have the protections of this provision.

     8.14 POST-CONFIRMATION CONVERSION/DISMISSAL. A creditor or party in interest may bring a motion to convert or dismiss the Case under section 1112(b) of the Bankruptcy Code, after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the Case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 Estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 Estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this Case.

                      ARTICLE 9 - RETENTION OF JURISDICTION

     9.1 The Bankruptcy Court shall retain jurisdiction until the Case is closed in accordance with section 350 of the Bankruptcy Code, including jurisdiction:

     9.2 To insure that the purpose and intent of this Plan is carried out;

     9.3 To consider any modification of this Plan under section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and/or modification of this Plan after substantial consummation as defined in section 1101(2) of the Bankruptcy Code;

     9.4 To hear and determine all Claims, Litigation Claims, rights, causes of action, counterclaims, objections and defenses by or against the Debtor, the Estate, the Non-Debtor Affiliates, or the Reorganized Debtor.

     9.5 To hear, determine and enforce all Claims, Litigation Claims, rights, causes of action, counterclaims, objections and defenses that may exist on behalf of the Debtor, the Estate, the Non-Debtor Affiliates, the Reorganized Debtor, including any right of the Debtor, the Estate, the Non-Debtor Affiliates, or the Reorganized Debtor to recover on account of the Litigation Claims.

     9.6 To hear and determine all controversies, suits and disputes or other matters requiring judicial determination that may arise in connection with the interpretation or enforcement of this Plan or the Confirmation Order.

     9.7 To hear and determine all disputes concerning requests for compensation and/or reimbursement of expenses, pursuant to the Plan, the Bankruptcy Code and the Bankruptcy Rules;

     9.8 To hear and determine all objections to Claims, all Litigation Claims and other controversies, suits and disputes that may be pending at or initiated after the Effective Date;

     9.9 To consider and act upon the compromise and settlement of any Claim against or cause of action on behalf of the Debtor, the Estate, the Non-Debtor Affiliates, pursuant to the Plan, the Bankruptcy Code and the Bankruptcy Rules if requested to do so by the Reorganized Debtor;

     9.10 To enforce and interpret by injunction or otherwise the terms and conditions of the Plan and the Confirmation Order;

     9.11 To correct any defect, cure any omission, or reconcile any inconsistency in, between or among the Confirmation Order and the Plan that may be necessary or helpful to carry out the purposes and intent of the Plan;

     9.12 To enter the Final Decree pursuant to the Plan, the Bankruptcy Code and the Bankruptcy Rules;

     9.13 To determine all questions and disputes regarding titles to or encumbrances against property and Litigation Claims of the Debtor, the Estate, the Non-Debtor Affiliates, and the Reorganized Debtor;

     9.14 To consider the assumption, assumption and assignment or rejection of executory contracts and unexpired leases that have not been assumed or rejected as of the Confirmation Date and to resolve Claims with respect to such contracts and leases in accordance with the Plan, the Bankruptcy Code and Bankruptcy Rules;

     9.15 To issue any order reasonably necessary to implement the Confirmation Order or the Plan, including such declaratory and injunctive orders as are appropriate to protect the Debtor, the Estate, the Non-Debtor Affiliates, the Reorganized Debtor, and the holders of Claims or Interests;

     9.16 To enforce, settle or adjust any rights arising under the Bankruptcy Code and to hear and determine all matters provided for therein;

     9.17 To determine classification, voting, treatment, allowance, estimation, withdrawal, disallowance or reconsideration of Administrative Expenses, Claims or Interests and any objections relating thereto;

     9.18 To fix or liquidate Administrative Expenses, Claims or Interests;

     9.19 To hear and determine all issues relating to tax Claims, tax refunds, tax attributes and tax benefits and similar or related matters, with respect to the Debtor, the Estate, the Non-Debtor Affiliates, or the Reorganized Debtor, including to hear and determine proceedings to determine the tax liability of the Reorganized Debtor under Bankruptcy Code section 505;

     9.20 To hear and determine all issues, disputes, Claims, rights, causes of action, counterclaims, defenses and objections relating or pertaining to or arising in connection with (1) the administration of the Estate; or (2) any act or omission of the Debtor, the Non-Debtor Affiliates, the Estate, any Creditors' or Equity Interest Holders, or any officers, employees, professionals, agents, representatives thereof; and

     9.21 To hear, determine, consider and act on such other matters as may be provided for under title 28 or any other title of the United States Code and any reference to the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules, other applicable law, the Plan or the Confirmation Order.

            ARTICLE 10 - CONDITIONS TO THE EFFECTIVENESS OF THE PLAN

     10.1 CONDITIONS. The following conditions must occur and be satisfied on or before the Effective Date for the Plan to be effective on the Effective
Date:

     10.2 ENTRY OF CONFIRMATION ORDER. The Confirmation Order shall have been signed by the Bankruptcy Court and duly entered on the docket for the Case by the Clerk of the Bankruptcy Court in form and substance acceptable to the Debtor. The Confirmation Order shall include provisions which, among other things:

                  (a)      Confirms and approves the Plan;

                  (b) Authorizes and approves all other documents, instruments and agreements to be executed and delivered in connection with the confirmation and effectiveness of the Plan;

                  (c) Appoints or approves the appointment of the new Board of Directors of Holdco and Goldco; and

                  (d)      Orders that the transfers contemplated under the Plan
                           (i) are or will be legal, valid and effective transfers of property for fair and reasonable consideration, (ii) vest or will vest in the transferee good title to such property free and clear of all liens, claims, encumbrances and other interests of any kind except those expressly provided for under the Plan, (iii) do not and will not constitute fraudulent conveyances or transfers or unlawful distributions under any applicable law, and
                           (iv) do not and will not, except as expressly contemplated by the Plan, subject the Debtor, the Reorganized Debtor, the Non-Debtor Affiliates or any of their current officers, directors, employees, owners, partners, beneficiaries, members, professionals, agents or representatives or any of the property transferred to any liability by reason of such transfer under any applicable law, including any laws relating to fiduciary duty or successor or transferee liability.

     10.3 NO STAY. There shall not be any stay in effect with respect to the Confirmation Order;

     10.4 FINAL ORDER. The Confirmation Order shall be a Final Order, unless the requirement of finality is waived by the Debtor with the approval of the Official Committee of Creditors Holding Unsecured Claims;

     10.5 APPROVAL OF CERTAIN DOCUMENTS. The Plan and all documents, instruments and agreements to be executed in connection therewith shall have been approved by the Bankruptcy Court; and

     10.6 EXECUTION OF CERTAIN DOCUMENTS. The Plan and all documents, instruments and agreements to be executed in connection therewith shall have been executed and delivered by all parties thereto.

     10.7 WAIVER OF CONDITIONS. The conditions set forth above in Articles 10.3, 10.4, 10.5 and 10.6 of the Plan may be waived or modified in whole or in part by the Debtor with the approval of the Official Committee of Creditors Holding Unsecured Claims. The conditions set forth above in Article
10.2 of the Plan may not be waived or modified in whole or in part by any entity.

                      ARTICLE 11 - MISCELLANEOUS PROVISIONS

     11.1 BINDING EFFECT. The Plan and the Confirmation Order shall be binding upon and inure to the benefit of the Debtor, the Non-Debtor Affiliates, any Creditors' Committee or Equity Security Holders Committee, the holders of all Claims and Interests, all parties in interest in the Case, and their successors, assigns, heirs, executors, administrators and representatives.

     11.2 RETIREE BENEFITS. The Debtor is not obligated for any retiree benefits within the meaning of sections 1114 and 1129(a)(13) of the Bankruptcy Code.

     11.3 REVOCATION OR WITHDRAWAL OF PLAN. The Plan Proponent reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. Until the Effective Date occurs, nothing set forth in the Plan or the Confirmation Order shall constitute a waiver or release of any Claim by or against the Debtor or any other entity or prejudice in any manner the rights and Claims of the Debtor or any other entity in any proceeding or otherwise.

     11.4 EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax. Transfers under the Plan that are exempt from taxes under section 1146(c) of the Bankruptcy Code include all transfers by the Debtor after the Petition Date in contemplation of the Plan but prior to the Effective Date, and all transfers to and by the Reorganized Debtor. The taxes from which such transfers are exempt include stamp taxes, recording taxes, sales and use taxes, transfer taxes, and other similar taxes.

     11.5 SOLICITATIONS, OFFERS,. Pursuant to section 1125 of the Bankruptcy Code, the confirmation of the Plan shall constitute a determination that the Debtor, Non-Debtor Affiliates, any Creditors' or Equity Interest Holders Committee and their current officers, directors, employees, agents, professionals and members (a) solicited acceptance of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, (b) participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in any offer, issuance, sale or purchase of any securities offered or sold under the Plan, including, without limitation, the New Common Stock and New Warrants, and (c) are not liable, on account of such solicitation or participation, for violation of any applicable law, rule or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

     11.6 REQUEST FOR CONFIRMATION. The Plan Proponent requests that the Plan be confirmed pursuant to section 1129(a) or (b) of the Bankruptcy Code.


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

DATED:  January 26, 2000               CASMYN CORP.,
                                       a Colorado corporation




                                       By:   __________/S/__________
                                             ROBERT N. WEINGARTEN,
                                             Chief Financial Officer


Presented By:
WYNNE SPIEGEL ITKIN, A LAW CORPORATION


By:      _________/S/_______________________
         RICHARD L. WYNNE
         CHRISTOPHER W. COMBS
         Proposed Attorneys for Debtor and
         Debtor in Possession


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